Exhibit 4.1
FIDELITY NATIONAL INFORMATION SERVICES, INC.
7.625% SENIOR NOTES DUE 2017
7.875% SENIOR NOTES DUE 2020

INDENTURE
Dated as of July 16, 2010

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

EXHIBITS

Exhibit A-1	FORM OF 2017 NOTE
Exhibit A-2	FORM OF 2020 NOTE
Exhibit B	FORMS OF LEGEND AND ASSIGNMENT FOR RULE 144A NOTE
Exhibit C	FORM OF LEGEND FOR REGULATION S NOTE
Exhibit D	FORM OF LEGEND FOR GLOBAL NOTE
Exhibit E	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S
Exhibit F	FORM OF NOTATION OF GUARANTEE
Exhibit G	FORM OF SUPPLEMENTAL INDENTURE

v

     INDENTURE, dated as of July 16, 2010, among Fidelity National Information Services, Inc., a Georgia corporation, as issuer, the Subsidiaries of the Company listed on the signature page hereto and The Bank of New York Mellon Trust Company, N.A., a New York banking corporation, as trustee.
     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
     Section 1.01 Definitions.
     “2017 Notes” means the Initial 2017 Notes and the Additional 2017 Notes, if any, issued by the Company pursuant to this Indenture.
     “2017 Note Applicable Premium” means, with respect to any 2017 Note on any applicable Redemption Date, the greater of:
(1)	1% of the then outstanding principal amount of the 2017 Note; and

(2)	the excess of:
          (A) the present value at such Redemption Date of (i) the Redemption Price of the 2017 Note at July 15, 2013 (such Redemption Price being set forth in the table in clause (2) of Section 3.07 (a) hereof) plus (ii) all required interest payments due on the 2017 Note through July 15, 2013 (excluding accrued but unpaid interest), computed using a discount rate equal to the applicable Treasury Rate as of such Redemption Date plus 50 basis points; over
          (B) the then outstanding principal amount of the 2017 Note.
     “2020 Notes” means the Initial 2020 Notes and the Additional 2020 Notes, if any, issued by the Company pursuant to this Indenture.
     “2020 Note Applicable Premium” means, with respect to any 2020 Note on any applicable Redemption Date, the greater of:
(1)	1% of the then outstanding principal amount of the 2020 Note; and

(2)	the excess of:
          (A) the present value at such Redemption Date of (i) the Redemption Price of the 2020 Note at July 15, 2014 (such Redemption Price being set forth in the table in clause (2) of Section 3.07(b) hereof) plus (ii) all required interest payments due on the 2020 Note through July 15, 2014 (excluding accrued but unpaid interest), computed using a discount rate equal to the applicable Treasury Rate as of such Redemption Date plus 50 basis points; over
          (B) the then outstanding principal amount of the 2020 Note.
     “Acquired Debt” means Debt (1) of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person. Acquired Debt shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets; provided, however, that Debt of such acquired Person or assumed in connection with such acquisition of assets that is redeemed, defeased, retired or otherwise repaid substantially concurrently with the transactions by which (x) such Person merges with or into or becomes a Restricted Subsidiary of, such Person or (y) such assets are acquired shall not be Acquired Debt.
     “Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.
     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, Fidelity National Financial, Inc., Lender Processing Services, Inc., and each of their respective Subsidiaries, shall not be deemed to be Affiliates of the Company or any of its Restricted Subsidiaries solely due to overlapping officers or directors.
     “Agent” means any Registrar, co-registrar or Paying Agent.
     “amend” means amend, modify, supplement, restate or amend and restate, including successively; and “amending” and “amended” have correlative meanings.
     “Asset Acquisition” means:
     (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or
     (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, or any division or line of business of such Person.
     “Asset Sale” means:
     (1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of the Company or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or
     (2) the issuance or sale of Capital Interests in any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Interests and Redeemable Capital Interests in Restricted Subsidiaries issued in compliance with Section 4.09 hereof);
in each case, other than:

     (a) any disposition of Eligible Cash Equivalents or Investment Grade Securities or obsolete, damaged, surplus or worn out property in the ordinary course of business or any disposition of inventory or goods (or other assets) no longer used in the ordinary course of business (including dispositions consisting of abandonment of intellectual property rights which, in the good faith judgment of the Company, are not material to the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole);
     (b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 5.01 hereof or any disposition that constitutes a Change of Control pursuant to this Indenture;
     (c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.07 hereof;
     (d) any disposition of assets of the Company or any Subsidiary or issuance or sale of Capital Interests in any Restricted Subsidiary in any transaction or series of related transactions with an aggregate Fair Market Value of less than $75 million;
     (e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Company to the Company or by the Company or a Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company;
     (f) to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) in the ordinary course of business;
     (g) the lease, license, assignment or sub-lease of any property in the ordinary course of business;
     (h) any issuance or sale of Capital Interests in, or Debt or other securities of, or sale of assets of, an Unrestricted Subsidiary;
     (i) foreclosures, condemnation or any similar action on assets (or exercise of termination rights under any lease, license, assignment or sublease of any real or personal property) or the granting of Liens not prohibited by this Indenture;
     (j) sales of Securitization Assets, or participations therein, in connection with any Securitization Financing;
     (k) the sale, discount or other disposition of inventory, accounts receivable or notes receivable in the ordinary course of business, or in connection with the collection or compromise thereof, or the conversion of accounts receivable to notes receivable;
     (l) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including dispositions in connection with Sale and Leaseback Transactions and Securitization Financings permitted by this Indenture;
     (m) dispositions in the ordinary course of business, including disposition in connection with any Settlement, dispositions of Settlement Assets, and dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in, joint venture arrangements and similar binding arrangements;
     (n) any issuance or sale of Capital Interests in any Restricted Subsidiary to any Person for which such Restricted Subsidiary provides shared purchasing, billing, collection or similar services in the ordinary course of business;
     (o) any disposition of assets to a governmental entity, authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee;
     (p) voluntary terminations of Swap Contracts and Hedging Obligations;
     (q) dispositions in accordance with the Cash Management Practices or in connection with the Vault Cash Operations; and
     (r) dispositions of real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, members of management, employees or consultants of the Company or any Restricted Subsidiary.
     “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).
     “Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.
     “Bankruptcy Law” means Title 11, United States Code, or any similar U.S. Federal or state law or law of any other jurisdiction relating to bankruptcy, insolvency, winding-up, liquidation, reorganization or relief of debtors.
     “Board of Directors” means (i) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (ii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.
     “Business Day” means each day which is not a Legal Holiday.
     “Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.
     “Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and

the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
     “Cash Management Practices” means the cash, Eligible Cash Equivalent, and short-term investment management practices of the Company and its Subsidiaries as approved by the Board of Directors or chief financial officer of the Company from time to time, including Debt of the Company or any of its Subsidiaries having a maturity of 92 days or less representing the borrowings from any financial institution with which the Company or any of its Subsidiaries has a depository or other investment relationship in connection with such practices (or any Affiliate of such financial institution), which borrowings may be secured by the cash, Eligible Cash Equivalents and other short-term investments purchased by the Company or any of its Subsidiaries with the proceeds of such borrowings.
     “Change of Control” means the occurrence of any of the following:
     (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (unless holders of a majority of the aggregate voting power of the Voting Interests of the Company, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Interests of the surviving Person);
     (2) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Interests in the Company; or
     (3) during any period of 12 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the equityholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company’s Board of Directors then in office.
     “Clearstream” means Clearstream Banking S.A. and any successor thereto.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.
     “Commission” means the Securities and Exchange Commission.
     “Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.

     “Company” means Fidelity National Information Services, Inc. and any successor thereto.
     “Company Order” means a written request or order signed in the name of the Company by its chief executive officer, its president, any corporate executive vice president, its chief financial officer, its treasurer or any assistant treasurer, and delivered to the Trustee.
     “Consolidated Cash Flow Available for Fixed Charges” means, with respect to any Person for any period:
     (1) Consolidated Net Income plus the sum of, without duplication, the amounts for such period, taken as a single accounting period, to the extent deducted in such period in computing Consolidated Net Income, of:
          (A) Consolidated Interest Expense;
          (B) Consolidated Income Tax Expense;
          (C) depreciation and amortization expense (including amortization of intangibles, goodwill and organization costs);
          (D) letter of credit fees;
          (E) non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock and stock options to employees of the Company or any of its Restricted Subsidiaries pursuant to a written plan or agreement or the treatment of such options under variable plan accounting;
          (F) all extraordinary charges;
          (G) non-cash amortization (or write offs) of financing costs (including debt discount, debt issuance costs and commissions and other fees associated with indebtedness) of such Person and its Restricted Subsidiaries;
          (H) cash expenses incurred in connection with the offerings of the Notes or, to the extent permitted hereunder, any Permitted Investment or Incurrence of Debt permitted to be made under this Indenture (in each case, whether or not consummated);
          (I) any losses realized upon the disposition of property or assets outside of the ordinary course of business;
          (J) to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with an acquisition;
          (K) to the extent covered by insurance, expenses with respect to liability or casualty events or business interruption;
          (L) any non-cash purchase accounting adjustment and any non-cash write-up, write-down or write-off with respect to re-valuing assets and liabilities in connection with any Permitted Investment;

          (M) non-cash losses from Joint Ventures and non-cash minority interest reductions;
          (N) fees and expenses in connection with Refinancing Debt;
          (O) (i) non-cash, non-recurring charges with respect to employee severance, (ii) other non-cash, non-recurring charges so long as such charges described in this clause (ii) do not result in a cash charge in a future period (except as permitted under clause (O)(iii)) and (iii) non-recurring charges other than those referred to in clauses (i) and (ii); and
          (P) other expenses and charges of such Person and its Restricted Subsidiaries reducing Consolidated Net Income which do not represent a cash item in such period or any future period; minus
     (2) an amount which, in the determination of Consolidated Net Income, has been included for (a) (I) non-cash gains (other than with respect to cash actually received) and (II) all extraordinary gains, and (b) any gains realized upon the disposition of property outside of the ordinary course of business.
     “Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Fixed Charges” shall be calculated after giving effect (i) to the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the entity involved in any Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced; and (ii) on a pro forma basis for the period of such calculation, to any Asset Sales or other dispositions or Asset Acquisitions, investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Debt), investment, merger, consolidation or disposed operation occurred on the first day of the Four Quarter Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.
     Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:
     (1) interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date (taking into account any Swap Contracts and Hedging Obligations applicable to such Debt); and
     (2) if interest on any Debt actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period.
     If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt.
     “Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:
     (1) Consolidated Interest Expense; and
     (2) the product of (a) all dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Interests of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Interests), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal.
     “Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income or franchise taxes, or other similar taxes, of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP paid or accrued during such period, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted in computing Consolidated Net Income.
     “Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:
     (1) the total interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:
          (A) any amortization of Debt discount;
          (B) the net cost under any Hedging Obligation or Swap Contract in respect of interest rate protection (including any amortization of discounts);
          (C) the interest portion of any deferred payment obligation;
          (D) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances, financing activities or similar activities; and
          (E) all accrued interest;
     (2) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP; and
     (3) all capitalized interest of such Person and its Restricted Subsidiaries for such period;

less interest income of such Person and its Restricted Subsidiaries for such period; provided, however, that Consolidated Interest Expense will exclude (I) the amortization or write off of Debt issuance costs and deferred financing fees, commissions, fees and expenses and (II) any expensing of interim loan commitment and other financing fees.
     “Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by:
(1)	excluding, without duplication
          (A) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto), income, expenses or charges;
          (B) the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interests in unconsolidated Persons or Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries; provided that for the avoidance of doubt, Consolidated Net Income shall be increased in amounts equal to the amounts of cash actually received;
          (C) gains or losses in respect of any Asset Sales by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;
          (D) the net income (loss) from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations, on an after-tax basis;
          (E) solely for purposes of determining the amount available for Restricted Payments under Section 4.07(a)(3) hereof, the net income of any Restricted Subsidiary (other than a Guarantor) or such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders; provided that for the avoidance of doubt, Consolidated Net Income shall be increased in amounts equal to the amounts of cash actually received;
          (F) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;
          (G) any fees and expenses paid in connection with the issuance of the Notes;
          (H) non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary;
          (I) any net after-tax gains or losses attributable to the early extinguishment or conversion of Debt;
          (J) any non-cash impairment charges or asset write-off or write-down resulting from the application of Accounting Standards Codification 350, Intangibles—Goodwill

and Other, Accounting Standards Codification 360, Property, Plant, and Equipment, and Accounting Standards Codification 805, Business Combinations;
          (K) non-cash gains, losses, income and expenses resulting from fair value accounting required by Accounting Standards Codification 815, Derivatives and Hedging, or any related subsequent Statement of Financial Accounting Standards;
          (L) accruals and reserves that are established within 12 months after the closing of any acquisition that are so required to be established as a result of such acquisition in accordance with GAAP;
          (M) any fees, expenses, charges or Integration Costs incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, disposition, Incurrence or repayment of Debt (including such fees, expenses or charges related to any Credit Facility), issuance of Capital Interests, refinancing transaction or amendment or modification of any Debt instrument, and including, in each case, any such transaction undertaken but not completed, and any charges or non-recurring merger or acquisition costs incurred during such period as a result of any such transaction, in each case whether or not successful;
          (N) any net unrealized gain or loss (after any offset) resulting from currency translation gains or losses related to currency remeasurements of Debt (including any net gain or loss resulting from obligations under Swap Contracts or Hedging Obligations for currency exchange risk) and any foreign currency translation gains or losses;
          (O) any accruals and reserves that are established for expenses and losses, in respect of equity-based awards compensation expense (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall reduce Consolidated Net Income to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period);
          (P) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture, to the extent actually reimbursed, or, so long as the Company has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days); and
          (Q) to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption; and
     (2) including, without duplication, dividends and distributions from Joint Ventures actually received in cash by the Company.

     “Consolidated Total Leverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of all Debt of such Person and its Restricted Subsidiaries at the end of the most recent fiscal period for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Total Leverage Ratio to the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the Four Quarter Period preceding the Transaction Date. In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated after giving effect (i) to the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the entity involved in any Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced; and (ii) on a pro forma basis for the period of such calculation, to any Asset Sales or other dispositions or Asset Acquisitions, investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Debt), investment, merger, consolidation or disposed operation occurred on the first day of the Four Quarter Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.
     If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt.
     “Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall principally be administered, which office at the date hereof is located at The Bank of New York Mellon Trust Company, N.A., 101 Barclay Street, 8W, New York, NY 10286, Attention: Corporate Trust Division, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
     “Credit Agreement” means that certain Credit Agreement, dated as of January 18, 2007, by and among Fidelity National Information Services, Inc., and certain of its subsidiaries party thereto, each lender from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Bank of America, N.A., as Swing Line Lender, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder, or increases the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under the definition of the term “Permitted Debt”), or adds Subsidiaries of the Company as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or Debt holders.
     “Credit Facilities” means one or more credit facilities (including the Credit Agreement) with banks or other lenders providing for revolving loans or term loans or the issuance of letters of credit or bankers’ acceptances or the like.

     “Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
     “Debt” means at any time (without duplication), with respect to any Person, the following: (i) all indebtedness of such Person for money borrowed or for the deferred and unpaid purchase price of property, excluding any trade payables or other current liabilities incurred in the normal course of business; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all reimbursement obligations of such Person with respect to letters of credit (other than letters of credit that are secured by cash or Eligible Cash Equivalents), bankers’ acceptances or similar facilities (excluding obligations in respect of letters of credit or bankers’ acceptances issued in respect of trade payables) issued for the account of such Person; provided that such obligations shall not constitute Debt except to the extent drawn and not repaid within five Business Days; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person; (v) all Capital Lease Obligations of such Person; (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination; (vii) any Swap Contracts and Hedging Obligations of such Person at the time of determination; (viii) Attributable Debt with respect to any Sale and Leaseback Transaction to which such Person is a party; and (ix) all obligations of the types referred to in clauses (i) through (viii) of this definition of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt.
     For purposes of the foregoing: (a) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Debt shall be required to be determined pursuant to this Indenture; provided, however, that, if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Debt described in clause (vii) is the net amount payable (after giving effect to permitted set off) if such Swap Contracts or Hedging Obligations are terminated at that time due to default of such Person; (d) the amount of any Debt described in clause (ix)(A) above shall be the maximum liability under any such Guarantee; (e) the amount of any Debt described in clause (ix)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; and (f) interest, fees, premium, expenses, additional payments, and charges on obligations described in this definition of “Debt”, if any, will not constitute Debt.
     Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Debt” will exclude (x) customary indemnification obligations, (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent (provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and finally determined, the amount is paid within 60 days thereafter), and (z) any earn-out obligation until such obligation appears in the liabilities section of the balance sheet of such Person (provided, that any such obligation appearing as such a liability shall continue to be excluded from Debt to the extent (A) such Person is indemnified for the payment thereof by a solvent Person or (B) amounts to be applied to the payment therefor are in escrow).

     The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, only upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time.
     “Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
     “Depositary” means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depositary by the Company, which Person must be a clearing agency registered under the Exchange Act.
     “Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of cash or Eligible Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.
     “Domestic Restricted Subsidiary” means any Restricted Subsidiary that is formed or otherwise incorporated in the United States or a State thereof or the District of Columbia.
     “Eligible Bank” means a bank or trust company (i) that is organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof and (ii) the senior Debt of which is rated at least “A3” by Moody’s or at least “A-” by S&P.
     “Eligible Cash Equivalents” means any of the following: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition (or such other maturities if not prohibited by the Credit Agreement); (ii) time deposits in and certificates of deposit of any Eligible Bank (or in any other financial institution to the extent the amount of such deposit is within the limits insured by the Federal Deposit Insurance Corporation), provided that such Investments have a maturity date not more than two years after the date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above or clause (iv) below entered into with any Eligible Bank or securities dealers of recognized national standing; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition (or such other maturities if not prohibited by the Credit Agreement) and, at the time of acquisition, have a rating of at least “A-2” or “P-2” (or long-term ratings of at least “A3” or “A-”) from either S&P or Moody’s, or, with respect to municipal bonds, a rating of at least MIG 2 or VMIG 2 from Moody’s (or equivalent ratings by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Company and other than structured investment vehicles, provided that such Investments have a rating of at least A-2 or P-2 from either S&P or Moody’s and mature within 180 days after the date of acquisition (or such other maturities if not prohibited by the Credit Agreement); (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (vii) money market funds (and shares of investment companies that are registered under the Investment Company Act of 1940) substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi); (viii) United States dollars, or money in other currencies received in the ordinary course of business; (ix) asset-backed securities and corporate securities that are eligible for inclusion in money market funds; (x) fixed maturity securities which are rated BBB- and above by S&P or Baa3 and above by Moody’s; provided that the aggregate amount of Investments by any Person in fixed maturity securities which are rated BBB+, BBB or BBB- by S&P or Baa1, Baa2 or Baa3 by Moody’s shall not exceed 20% of the aggregate amount of Investments in fixed maturity securities by such Person; and (xi) instruments equivalent to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) above denominated in Euros or any other foreign currency customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent advisable in connection with any business conducted by the Company or any Restricted Subsidiary, all as determined in good faith by the Company.
     “Event of Default” has the meaning set forth in Section 6.01 hereof.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear systems, and any successor thereto.
     “Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Company. In the case of a transaction between the Company or a Restricted Subsidiary, on the one hand, and a Securitization Vehicle, on the other hand, if the Board of Directors of the Company determines in its sole discretion that such determination is appropriate, a determination as to Fair Market Value may be made at the commencement of the transaction and be applicable to all dealings between the Securitization Vehicle and the Company or such Restricted Subsidiary during the course of such transaction.
     “Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.
     “Four Quarter Period” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”
     “GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification and the rules and interpretations of the Commission under the authority of the federal securities laws, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date irrespective of any subsequent change in such Accounting Standards Codification or other statements or any subsequent adoption of International Financial Reporting Standards.
     “Guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment (or payment of damages in the event of non-payment)

of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).
     “Guarantor” means any Person that executes a Note Guarantee in accordance with the provisions of this Indenture and their respective successors and assigns.
     “Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate agreement, currency agreement or commodity agreement, excluding commodity agreements relating to raw materials used in the ordinary course of the Company’s or any Restricted Subsidiary’s business.
     “Holder” means a Person in whose name a Note is registered in the security register. In connection with Notes issued in global book-entry form, The Depository Trust Company shall be treated for all purposes as the only registered holder of such Notes.
     “Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP or an interpretation thereunder that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company. “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by the Company or a Restricted Subsidiary of Debt Incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:
     (1) amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;
     (2) the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms;
     (3) the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory Change of Control Offer or Asset Sale Offer for such Debt; and
     (4) unrealized losses or charges in respect of Swap Contracts or Hedging Obligations.
     “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with its terms.
     “Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.
     “Initial 2017 Notes” means the $600,000,000 aggregate principal amount of the 7.625% Senior Notes due July 15, 2017 of the Company issued pursuant to this Indenture.

     “Initial 2020 Notes” means the $500,000,000 aggregate principal amount of the 7.875% Senior Notes due July 15, 2020 of the Company issued pursuant to this Indenture.
     “Initial Notes” means collectively, the Initial 2017 Notes and the Initial 2020 Notes.
     “Interest Payment Date” means January 15 or July 15 of each year, commencing January 15, 2011.
     “Initial Purchasers” means Banc of America Securities LLC, J.P. Morgan Securities Inc., Goldman, Sachs & Co., Wells Fargo Securities, LLC, BNP Paribas Securities Corp., RBS Securities Inc., SunTrust Robinson Humphrey, Inc., U.S. Bancorp Investments, Inc., Credit Agricole Securities (USA) Inc., ING Financial Markets LLC, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., PNC Capital Markets LLC, Scotia Capital (USA) Inc., and TD Securities (USA) LLC, as applicable, and such other initial purchasers party to any purchase agreement entered into in connection with the offer and sale of any Additional Note.
     “Integration Costs” means, with respect to any acquisition, all costs relating to the acquisition and integration of the acquired business or operations into the Company, including labor costs, legal fees, consulting fees, travel costs and any other expenses relating to the integration process.
     “Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person (including an Affiliate), including, without limitation, the following: (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; (ii) the purchase, acquisition or Guarantee of the Debt of another Person; and (iii) the purchase or acquisition of the business or assets of another Person substantially as an entirety, but shall exclude accounts receivable and other extensions of trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business.
     “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
     “Investment Grade Securities” means:
     (1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Eligible Cash Equivalents);
     (2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;
     (3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) and investments described in clause (i) of the definition of Eligible Cash Equivalents, which fund may also hold immaterial amounts of cash pending investment or distribution; and
     (4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.
     “Issue Date” means July 16, 2010.

     “Joint Venture” means (a) any Person which would constitute an “equity method investee” (as defined under GAAP) of the Company or any of its Subsidiaries, (b) any other Person designated by the Company in writing to the Trustee (which designation shall be irrevocable) as a “Joint Venture” for purposes of this Indenture and at least 50% but less than 100% of whose Equity Interests are directly owned by the Company or any of its Subsidiaries, and (c) any Person in whom the Company or any of its Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.
     “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York.
     “Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure Debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).
     “Maturity Date” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.
     “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
     “Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale, net of the costs relating to such Asset Sale and the sale or disposition of such Designated Non-Cash Consideration (including, without limitation, legal, accounting and investment banking fees, brokerage and sales commissions, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and consultant and other customary fees), any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (including, in respect of any proceeds received in connection with any Asset Sale of any Foreign Subsidiary, deductions in respect of withholding taxes that are or would be payable in cash if such funds were repatriated to the United States), payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale, amounts required to be applied to the repayment of principal, premium, if any, and interest on senior Debt required (other than required by Section 4.10(b)(1) hereof) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof (including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction).
     “Notation of Guarantee” means a notation of guarantee substantially in the form attached as Exhibit F hereto.
     “Non-U.S. Person” means a Person who is not a U.S. Person, as defined in Regulation S.
     “Note Guarantee” means the Guarantee by any Guarantor of the Company’s obligations under this Indenture.

     “Notes” means, collectively, the 2017 Notes and the 2020 Notes.
     “obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.
     “Officers’ Certificate” means a certificate signed by two officers of the Company or a Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer, the principal accounting officer, any corporate executive vice president or the treasurer of the Company or such Guarantor, as applicable.
     “Offering Memorandum” means the offering memorandum of the Company, dated July 8, 2010, related to the offering of the Notes and related Note Guarantees.
     “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee and delivered to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
     “Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Eligible Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash or Eligible Cash Equivalents received must be applied in accordance with Section 4.10 hereof.
     “Permitted Debt” means:
     (1) Debt Incurred pursuant to any Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed an amount equal to the greater of (x) an amount that equals the sum of all outstanding term loans and revolving credit commitments (whether or not funded) under the Credit Agreement as of July 9, 2010 plus $750 million and (y) 3.0 times the aggregate amount of Consolidated Cash Flow Available for Fixed Charges for the Four Quarter Period immediately preceding the date of the Incurrence;
     (2) Debt under the Notes issued on the Issue Date (and any Exchange Notes pursuant to the Registration Rights Agreement) and contribution, indemnification and reimbursement obligations (including without limitation those to the Trustee) owed by the Company or any Guarantor to any of the other of them in respect of amounts paid or payable on such Notes;
     (3) Guarantees of the Notes (and any Exchange Notes pursuant to the Registration Rights Agreement);
     (4) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than clauses (1), (2) or (3) above);
     (5) Debt owed to and held by the Company or a Restricted Subsidiary;

     (6) Guarantees Incurred by the Company of Debt of a Restricted Subsidiary otherwise permitted to be incurred under this Indenture;
     (7) Guarantees of Debt among the Company and the Restricted Subsidiaries, including Guarantees by any Restricted Subsidiary of Debt under the Credit Agreement, provided that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance with Section 4.09 hereof and (b) such Guarantees are subordinated to the Notes to the same extent as the Debt being guaranteed;
     (8) Debt incurred in respect of workers’ compensation claims, health, disability or other employee benefits, property casualty or liability insurance, and self-insurance obligations, and, for the avoidance of doubt, indemnity, bid, performance, warranty, stay, release, appeal, surety, customs and similar bonds, letters of credit for trade payables or other operating purposes and completion guarantees provided or incurred (including Guarantees thereof) by the Company or a Restricted Subsidiary in the ordinary course of business;
     (9) Debt under Swap Contracts and Hedging Obligations (excluding Swap Contracts and Hedging Obligations entered into for speculative purposes);
     (10) Debt owed by the Company or a Restricted Subsidiary to the Company or any Restricted Subsidiary, provided that if for any reason such Debt ceases to be held by the Company or a Restricted Subsidiary, as applicable, such Debt shall cease to be Permitted Debt and shall be deemed Incurred as Debt of the Company for purposes of this Indenture;
     (11) Debt of the Company or any Restricted Subsidiary pursuant to Capital Lease Obligations and Purchase Money Debt, provided that the aggregate principal amount of such Debt outstanding at any time may not exceed $500 million in the aggregate;
     (12) Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price, deferred compensation or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Interests of a Restricted Subsidiary otherwise permitted under this Indenture;
     (13) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Preferred Interests; provided, however, that:
          (A) any subsequent issuance or transfer of Capital Interests that results in any such Preferred Interests being held by a Person other than the Company or a Restricted Subsidiary; and
          (B) any sale or other transfer of any such Preferred Interests to a Person that is not either the Company or a Restricted Subsidiary;
shall be deemed, in each case, to constitute an issuance of such Preferred Interests by such Restricted Subsidiary that was not permitted by this clause (13);
     (14) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five Business Days of Incurrence;

     (15) Debt of the Company or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $500 million at any time outstanding;
     (16) Debt Incurred by any Securitization Vehicle in a Securitization Financing (which may include unsecured Guarantees by the Company or any of its Restricted Subsidiaries of the obligations of the Securitization Vehicle under such Securitization Financing);
     (17) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;
     (18) Debt of (a) the Company or a Restricted Subsidiary Incurred to finance an acquisition or (b) Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with Section 5.01 hereof; provided that after giving effect to such acquisition or merger, either (y) the Company would be permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated Fixed Charge Coverage Ratio, or (z) the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;
     (19) obligations of the Company and its Restricted Subsidiaries with respect to liabilities arising from the Vault Cash Operations;
     (20) Debt consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations of the Company or any Restricted Subsidiary contained in supply arrangements, in each case, in the ordinary course of business;
     (21) Debt (including intercompany Debt among the Company and its Subsidiaries) in respect of the Cash Management Practices;
     (22) Refinancing Debt;
     (23) Debt incurred by any Restricted Company representing deferred compensation to employees of a Restricted Company incurred in the ordinary course of business (including those incurred in connection with any acquisitions);
     (24) Debt consisting of promissory notes issued by any Restricted Company to future, present or former directors, officers, members of management, employees or consultants of the Company or any of its Subsidiaries or their respective estates, heirs, family members, spouses or former spouses to finance the purchase or redemption of Capital Interests of the Company permitted by this Indenture; and
     (25) Debt incurred in the ordinary course of business in connection with relocation service transactions and secured by the properties which are the subject of such transactions.
Notwithstanding anything herein to the contrary, Debt permitted under clauses (1), (2), (11) and (15) of this definition of “Permitted Debt” shall not constitute “Refinancing Debt” under clause (22) of this definition of “Permitted Debt.”
“Permitted Investments” means
     (1) Investments in existence on the Issue Date;

     (2) Investments required pursuant to any agreement or obligation of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;
     (3) Investments in cash and Eligible Cash Equivalents;
     (4) Investments in property and other assets, owned or used by the Company or any Restricted Subsidiary in the normal course of business;
     (5) Investments by the Company or any of its Restricted Subsidiaries in the Company or any Restricted Subsidiary;
     (6) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Company or a Restricted Subsidiary;
     (7) Swap Contracts and Hedging Obligations;
     (8) receivables owing to the Company or any of its subsidiaries and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
     (9) Investments received in settlement of obligations owed to the Company or any Restricted Subsidiary and as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Company or any Restricted Subsidiary;
     (10) Investments by the Company or any Restricted Subsidiary not otherwise permitted under this definition, in an aggregate amount not to exceed $500 million at any one time outstanding (provided, however, that if any Investment made pursuant to this clause is made in any Person that is not a Restricted Subsidiary and such Person thereafter becomes a Restricted Subsidiary, such Investment shall thereafter be deemed to have been made pursuant to clause (5) above and not this clause for so long as such Person continues to be a Restricted Subsidiary);
     (11) loans and advances (including for travel and relocation) to directors, officers, members of management, employees and consultants (or Guarantees issued to support the obligations of such Persons) in an amount not to exceed $25 million in the aggregate at any one time outstanding;
     (12) Investments the payment for which consists solely of Capital Interests of the Company;
     (13) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
     (14) guarantees by the Company or any Restricted Subsidiary of Debt of the Company or a Restricted Subsidiary (including any Securitization Vehicle) of Debt otherwise permitted by Section 4.09 hereof;
     (15) any Investment by the Company or any Restricted Subsidiary in a Securitization Vehicle or any Investment by a Securitization Vehicle in any other Person in connection with a

Securitization Financing, including Investments of funds held in accounts permitted or required by the arrangements governing the Securitization Financing or any related Debt; provided that any Investment in a Securitization Vehicle is in the form of a purchase money note or contribution of additional Securitization Assets or, to the extent determined in good faith by the Company to be necessary to maintain adequate capitalization of such Securitization Vehicle, equity investments;
     (16) Investments in Joint Ventures;
     (17) Investments in securities or other assets not constituting cash, Eligible Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 4.10 hereof or any other disposition of assets not constituting an Asset Sale;
     (18) Investments arising in the ordinary course of business as a result of any Settlement, including Investments in and of Settlement Assets;
     (19) Investments and transfers of funds among the Company and its Restricted Subsidiaries that are made in accordance with the Cash Management Practices;
     (20) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 4.11(b) hereof (except transactions described in clauses (2), (4) and (7) of Section 4.11(b) hereof);
     (21) Guarantees by the Company or any Restricted Subsidiary of leases (other than Capital Lease Obligations) entered into in the ordinary course of business;
     (22) any pledges or deposits permitted under the definition of “Permitted Liens”; and
     (23) any Investment that replaces, refinances or refunds any other Investment permitted under this Indenture; provided, that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded.
“Permitted Liens” means:
     (1) Liens existing on the Issue Date;
     (2) Liens that secure Credit Facilities incurred pursuant to clause (1) of the definition of “Permitted Debt” (and any related Hedging Obligations and Swap Contracts permitted under the agreement related thereto);
     (3) any Lien for taxes or assessments or other governmental charges or levies not overdue for more than 30 days (or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP) or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries taken as a whole;
     (4) any warehousemen’s, materialmen’s, landlord’s or other similar Liens arising by law for sums not overdue for more than 30 days (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP) or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries taken as a whole;
     (5) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not individually or in the aggregate materially adversely affect the value of the Company and its Restricted Subsidiaries (taken as a whole) or materially impair the operation of the business of the Company and its Restricted Subsidiaries (taken as a whole);
     (6) pledges or deposits (i) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body; (ii) to secure the performance of tenders, bids, surety, stay, customs, appeals, or performance bonds, leases, purchase, construction, sales or servicing contracts (including utility contracts) and other similar obligations Incurred in the normal course of business consistent with industry practice (including, without limitation, those to secure health, safety and environmental obligations); (iii) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA); or (iv) arising in connection with any attachment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;
     (7) Liens on property or assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or a Restricted Subsidiary, or becomes a Restricted Subsidiary (and not created or Incurred in anticipation of such transaction), provided that such Liens are not extended to the property and assets of the Company and its Restricted Subsidiaries other than the property or assets acquired;
     (8) Liens securing Debt of a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary thereof;
     (9) for the avoidance of doubt, other Liens (not securing Debt) incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets which do not individually or in the aggregate materially adversely affect the value of the Company and its Restricted Subsidiaries (taken as a whole) or materially impair the operation of the business of the Company and its Restricted Subsidiaries (taken as a whole);
     (10) Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in clauses (1), (2), (7), (17) and (23) hereof; provided that such Liens do not extend to any other property or assets (other than improvements, accessions, or proceeds in respect thereof) and the principal amount of the obligations secured by such Liens is not increased;

     (11) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;
     (12) licenses of intellectual property granted in the ordinary course of business;
     (13) Liens to secure Capital Lease Obligations and Purchase Money Debt permitted to be incurred pursuant to clause (11) of the definition of “Permitted Debt”; provided that such Liens do not extend to or cover any assets other than such assets acquired or constructed after the Issue Date with the proceeds of such Capital Lease Obligation or Purchase Money Debt;
     (14) Liens in favor of the Company or any Guarantor;
     (15) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;
     (16) Liens securing Debt Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto and proceeds thereof), and the Debt (other than any interest thereon) secured by the Lien may not be Incurred more than 270 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;
     (17) Liens on property or shares of Capital Interests of another Person at the time such other Person becomes a Subsidiary of such Person (including Liens that secure Debt of such Subsidiary); provided, however, that (i) the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto and proceeds thereof) and (ii) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary;
     (18) Liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (B) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Company and or any of its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business and (ii) (W) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (X) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, (Y) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry, and (Z) of financial institutions funding the Vault Cash Operations in the cash provided by such institutions for such Vault Cash Operations;

     (19) Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(7) hereof;
     (20) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiaries and do not secure any Debt;
     (21) any interest of title of an owner of equipment or inventory on loan or consignment to the Company or any of its Restricted Subsidiaries and Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any Restricted Subsidiary in the ordinary course of business;
     (22) deposits in the ordinary course of business to secure liability to insurance carriers;
     (23) Liens securing the Notes and the Note Guarantees;
     (24) Liens on the Capital Interests of a Securitization Vehicle and Securitization Assets, in each case, incurred in connection with a Securitization Financing;
     (25) Liens securing Hedging Obligations and Swap Contracts so long as any related Debt is permitted to be Incurred under this Indenture;
     (26) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in Joint Ventures, partnerships and the like permitted to be made under this Indenture;
     (27) Liens pursuant to the terms and conditions of any contracts between the Company or any Restricted Subsidiary and the U.S. government;
     (28) Liens arising in connection with the Cash Management Practices, including Liens securing borrowings from financial institutions and their Affiliates permitted under clause (21) of the definition of “Permitted Debt”;
     (29) Settlement Liens;
     (30) any pledge of the Capital Interests of an Unrestricted Subsidiary to secure Debt of such Unrestricted Subsidiary;
     (31) Liens (i) on advances of cash or Eligible Cash Equivalents in favor of the seller of any property to be acquired by the Company or any Restricted Subsidiary under clause (6) of the definition of “Permitted Investment” to be applied against the purchase price for such Investment, (ii) consisting of an agreement to dispose of any property in a disposition permitted under Section 4.10 hereof and (iii) on cash earnest money deposits made by the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted under this Indenture; and
     (32) Liens not otherwise permitted under this Indenture in an aggregate amount not to exceed the greater of (i) 5% of Total Assets of the Company and its Restricted Subsidiaries and (ii) $750 million.

     “Person” means any individual, corporation, limited liability company, partnership, Joint Venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Physical Notes” means certificated 2017 Notes or 2020 Notes (other than Global Notes) in registered form in substantially the form set forth in Exhibit A-1 and Exhibit A-2, as the case may be.
     “Place of Payment”, when used with respect to the Notes, means the place or places where the principal of (and premium, if any) and interest on the Notes are payable as specified as contemplated by Section 4.02 hereof.
     “Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.
     “Private Placement Legend” means the legend initially set forth on the Rule 144A Notes and other Notes that are Restricted Notes in the form set forth in Exhibit B.
     “Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Interests.
     “Purchase Money Debt” means Debt:
     (1) Incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Interests) of such Person or any Restricted Subsidiary; and
     (2) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed (and proceeds thereof); and in either case that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in “addition to property, plant or equipment” in accordance with GAAP.
     “Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.
     “Qualified Equity Offering” means (i) an underwritten public equity offering of Qualified Capital Interests pursuant to an effective registration statement under the Securities Act yielding gross proceeds to either of the Company, or any direct or indirect parent company of the Company, of at least $200 million or (ii) a private equity offering of Qualified Capital Interests of the Company, or any direct or indirect parent company of the Company other than (x) any such public or private sale to an entity that is an Affiliate of the Company and (y) any public offerings registered on Form S-8; provided that, in the case of an offering or sale by a direct or indirect parent company of the Company, such parent company contributes to the capital of the Company the portion of the net cash proceeds of such offering or sale necessary to pay the aggregate Redemption Price (plus accrued interest to the Redemption Date) of the Notes to be redeemed pursuant to clause (a)(3) or (b)(3) of Section 3.07 hereof, as applicable.
     “Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A promulgated under the Securities Act.
     “Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3 of the Exchange Act selected by the Company or any parent of the Company as a replacement agency for Moody’s or S&P, as the case may be.
     “Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the applicable series of outstanding Notes; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Company to repurchase such equity security upon the occurrence of a change of control or an asset sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that the Company may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.
     “Redemption Date,” when used with respect to any Note to be redeemed pursuant to Article 3 of this Indenture, means the date fixed for such redemption pursuant to the terms of such Article 3.
     “Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
     “Refinancing Debt” means Debt that refunds, refinances, renews, replaces, extends or defeases any Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that
     (1) such Refinancing Debt is subordinated to the Notes or any Note Guarantee thereof to at least the same extent as the Debt being refunded, refinanced, renewed, replaced, extended or defeased, if such Debt was subordinated to the Notes or any Note Guarantee thereof;
     (2) the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Notes;
     (3) the Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being refunded, refinanced, renewed, replaced, extended or defeased;
     (4) such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding (plus the amount of any unexpired unfunded commitments) under the Debt being refunded, refinanced, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being refunded, refinanced, renewed, replaced or extended and (c) the amount of reasonable and customary fees, expenses and costs related to the Incurrence of such Refinancing Debt; and
     (5) such Refinancing Debt is Incurred by the same Person (or its successor) that initially Incurred the Debt being refunded, refinanced, renewed, replaced, extended or defeased, except that the Company may Incur Refinancing Debt to refund, refinance, renew, replace, extend or defease Debt of any Restricted Subsidiary.
     “Registration Rights Agreement” means the Registration Rights Agreement, to be dated as of the Issue Date, among the Company, the Guarantors and Banc of America Securities LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers, as amended or supplemented from time to time in accordance with its terms, and any similar agreement entered into in connection with any Additional Notes.
     “Related Business Assets” means assets (other than cash or Eligible Cash Equivalents) used or useful in the business of the Company or any of its Restricted Subsidiaries; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
     “Regulation S” means Regulation S promulgated under the Securities Act.
     “Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Division (or any successor unit) of the Trustee located at the Corporate Trust Office or such other offices of the Trustee, including such office located at 10161 Centurion Parkway, Jacksonville, Florida 32256, who has direct responsibility for the administration of this Indenture and, for the purposes of Section 7.01(c)(2) hereof and the second sentence of Section 7.05 hereof shall also mean any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject..
     “Restricted Note” has the same meaning as “Restricted Security” set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.
     “Restricted Payment” is defined to mean any of the following:
     (1) any dividend or other distribution declared and paid on the Capital Interests in the Company or on the Capital Interests in any Restricted Subsidiary of the Company that are held by, or declared and paid to, any Person other than the Company or a Restricted Subsidiary of the Company, other than
               (A) dividends, distributions or payments made solely in Qualified Capital Interests in the Company; and
               (B) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Capital Interests of a Restricted Subsidiary on a pro rata basis);
     (2) any payment made by the Company or any of its Restricted Subsidiaries to purchase, redeem, defease or otherwise acquire or retire any Capital Interests in the Company

(including the conversion into, or exchange for, Debt, of any Capital Interests) other than any such Capital Interests owned by the Company or any Restricted Subsidiary (other than a payment made solely in Qualified Capital Interests in the Company);
     (3) any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Company) to redeem, repurchase, defease (including in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Company or any Guarantor that is subordinate in right of payment to the Notes or Note Guarantees (excluding any Debt owed to the Company or any Restricted Subsidiary); except payments of principal and interest in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of the due date thereof; and
     (4) any Investment by the Company or a Restricted Subsidiary in any Person, other than a Permitted Investment.
     “Restricted Subsidiary” means any Subsidiary (including any Foreign Subsidiary) that has not been designated as an “Unrestricted Subsidiary” in accordance with this Indenture.
     “Rule 144” means Rule 144 promulgated under the Securities Act.
     “Rule 144A” means Rule 144A promulgated under the Securities Act.
     “Rule 903” means Rule 903 promulgated under the Securities Act.
     “Rule 904” means Rule 904 promulgated under the Securities Act.
     “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
     “Sale and Leaseback Transaction” means any direct or indirect arrangement pursuant to which property is sold or transferred by the Company or a Restricted Subsidiary and is thereafter leased back as a capital lease by the Company or a Restricted Subsidiary.
     “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.
     “Securitization Assets” means any accounts receivable, royalty or revenue streams, other financial assets, proceeds and books, records and other related assets incidental to the foregoing subject to a Securitization Financing.
     “Securitization Financing” means Debt Incurred in connection with a receivables securitization transaction involving the Company or any of its Restricted Subsidiaries and a Securitization Vehicle; provided that (i) such Debt when Incurred shall not exceed 100% of the cost or Fair Market Value, whichever is lower, of the property being acquired on the date of acquisition, (ii) such Debt is created and any Lien attaches to such property concurrently with or within forty-five (45) days of the acquisition thereof, and (iii) such Lien does not at any time encumber any property other than the property financed by such Debt.

     “Securitization Vehicle” means one or more special purpose vehicles that are, directly or indirectly, wholly-owned Subsidiaries of the Company and are Persons organized for the limited purpose of entering into a Securitization Financing by purchasing, or receiving by way of capital contributions, sale or other transfer, assets from the Company and its Subsidiaries and obtaining financing for such assets from third parties, and whose structure is designed to insulate such vehicle from the credit risk of the Company.
     “Settlement” means the transfer of cash or other property with respect to any credit, charge or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.
     “Settlement Asset” means any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person or an Affiliate of such Person.
     “Settlement Debt” means any payment or reimbursement obligation in respect of a Settlement Payment.
     “Settlement Liens” means any Lien relating to any Settlement or Settlement Debt (and may include, for the avoidance of doubt, the grant of a Lien in or other assignment of a Settlement Asset in consideration of a Settlement Payment, Liens securing intraday and overnight overdraft and automated clearing house exposure, and similar Liens).
     “Settlement Payment” means the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.
     “Settlement Receivable” means any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a Person in consideration for and in the amount of a Settlement made or arranged, or to be made or arranged, by such Person.
     “Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X promulgated under the Securities Act, but shall not include any Unrestricted Subsidiary.
     “Similar Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental, complimentary, or ancillary thereto, or expansions or developments thereof; and any other business approved from time to time by the Board of Directors of the Company.
     “Stated Maturity” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.
     “Subsidiary” of a Person means a corporation, limited or general partnership, joint venture, limited liability company or other business entity of which a majority of Voting Interests are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

     “Supplemental Indenture” means a supplemental indenture substantially in the form attached as Exhibit G hereto.
     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, futures contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase agreements, sell buy backs and buy sell back agreements, and securities lending and borrowing agreements, or any other similar transactions or any combination of any of the foregoing (including any option to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Tender Offer” means the plan announced by the Company on May 25, 2010 to purchase on the open market up to $2,500,000,000 worth of shares of its common stock, par value $0.01 per share, at a price range between $29.00 and $31.00 per share of common stock through a modified “Dutch auction” tender offer, or through such other means as may be elected by the Company.
     “Total Assets” means, with respect to any Persons, the total assets of such Persons on a consolidated basis, as shown on the most recent consolidated balance sheet of such Persons as may be expressly stated (excluding Settlement Assets, as shown on such balance sheet).
     “Transactions” means (i) the offerings of the Notes and the use of proceeds therefrom, (ii) the amendment and extension of (and increase of the Debt available under) the Credit Agreement and the use of proceeds therefrom and (iii) the payment of all fees and expenses related thereto, and the transactions related thereto.
     “Treasury Rate” means (x) with respect to the 2017 Notes, as of the applicable Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to July 15, 2013; provided, however, that if the period from such Redemption Date to July 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used and (y) with respect to the 2020 Notes, as of the applicable Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to July 15, 2014; provided, however, that if the period from such Redemption Date to July 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

     “Trustee” means The Bank of New York Mellon Trust Company, N.A., a New York banking corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
     “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended, as in effect on the date hereof.
     “Unrestricted Subsidiary” means:
     (1) any Subsidiary (other than a Securitization Vehicle) designated as such by an Officers’ Certificate as set forth in this Indenture where neither the Company nor any of its Restricted Subsidiaries (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary;
     (2) any Securitization Vehicle, if designated as an Unrestricted Subsidiary by an Officers’ Certificate as set forth in this Indenture; and
     (3) any Subsidiary of an Unrestricted Subsidiary.
     “U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.
     “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
     “Vault Cash Operations” means the vault cash or other arrangements pursuant to which various financial institutions fund the cash requirements of automated teller machines and cash access facilities operated by the Company and its Subsidiaries at customer locations.
     “Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person, taking into account the voting power of such securities, entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person (other than securities or interests having such power only by reason of the happening of a contingency).
     Section 1.02 Rules of Construction.
     Unless the context otherwise requires:
     (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;
     (2) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP;
     (3) “or” is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular;
     (5) “will” shall be interpreted to express a command;
     (6) words used herein implying any gender shall apply to both genders;
     (7) “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;
     (8) “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts;
     (9) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time; and
     (10) references to Sections, Articles or Exhibits are references to Sections, Articles or Exhibits of or to this Indenture unless context otherwise requires.
ARTICLE 2
THE NOTES
     Section 2.01 Amount of Notes.
     The Trustee shall initially authenticate Notes for original issue on the Issue Date in an aggregate principal amount of (i) $600,000,000 of the 2017 Notes and (ii) $500,000,000 of the 2020 Notes upon a written order of the Company (other than as provided in Section 2.08 hereof). The Trustee shall authenticate additional 2017 Notes (“Additional 2017 Notes”) and additional 2020 Notes (“Additional 2020 Notes” and, together with the Additional 2017 Notes, the “Additional Notes”) thereafter in unlimited aggregate principal amount (so long as permitted by the terms of this Indenture), as Initial Notes, for original issue upon a written order of the Company in the form of a Company Order in aggregate principal amount as specified in such order (other than as provided in Section 2.08 hereof). Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.
     Notwithstanding anything else in this Indenture to the contrary, at the Company’s option, Additional Notes may be issued with the same CUSIP number as the Initial Notes and without the Private Placement Legend, provided that the Company has furnished an Opinion of Counsel to the Trustee confirming that such issuance would not conflict with federal and state securities laws and the rules and regulations of the Commission.
     Section 2.02 Form and Dating.
     The 2017 Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A-1, which is incorporated in and forms a part of this Indenture. The 2020 Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A-2, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Without limiting the generality of the foregoing, the 2017 Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“2017 Rule 144A Notes”) and the

2020 Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“2020 Rule 144A Notes” and, together with the 2017 Rule 144A Notes, the “Rule 144A Notes”) shall bear the Private Placement Legend and include the form of assignment set forth in Exhibit B and the 2017 Notes offered and sold in offshore transactions in reliance on Regulation S (“2017 Regulation S Notes”) and the 2020 Notes offered and sold in offshore transactions in reliance on Regulation S (“2020 Regulation S Notes” and, together with the 2017 Regulation S Notes, the “Regulation S Notes”) shall bear the legend and include the form of assignment set forth in Exhibit C. Each Note shall be dated the date of its authentication.
     The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall control and be binding.
     The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.
     Section 2.03 Execution and Authentication.
     The Notes shall be executed on behalf of the Company by its Executive Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Corporate Executive Vice President or Treasurer. The signature of any of these officers on the Notes may be manual or facsimile.
     If an officer whose signature is on a Note was an officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.12 hereof, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
     The Notes shall be issuable only in fully registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
     Section 2.04 Registrar and Paying Agent.
     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Company, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent.

     The Company shall enter into an appropriate agency agreement with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.06 hereof.
     The Company initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture, and the Corporate Trust Office of the Trustee as the office or agency of the Company for such purposes, and the Company may change the Paying Agent without prior notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent.
     Section 2.05 Paying Agent To Hold Money in Trust.
     Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee in writing of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder; provided that if the Company or an Affiliate thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold such money in a separate trust fund. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2) hereof, upon written request to the Paying Agent, require the Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.
     Section 2.06 Holder Lists.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders as of the January 1 or July 1, as applicable, immediately preceding such Interest Payment Date or such other date as the Trustee requests; provided that, as long as the Trustee is the Registrar, no such list need be furnished.
     Section 2.07 Transfer and Exchange.
     Subject to Sections 2.16 and 2.17 hereof, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute, and the Trustee shall authenticate, new Notes evidencing such transfer or exchange at the Registrar’s request. No service charge will be made to the Holder for any registration of transfer or exchange. The Company may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06 or 8.04 hereof (in which events the Company shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the redemption of Notes, except the unredeemed portion of any Note being redeemed in part.
     Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry system.
     Section 2.08 Replacement Notes.
     If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Holder of such Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Company, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company’s reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Company for the Trustee’s expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Company.
     Section 2.09 Outstanding Notes.
     The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02 hereof, on or after the date on which the conditions set forth in Section 9.01 or 9.02 hereof have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10 hereof, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.
     If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.
     If the Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.
     Section 2.10 Treasury Notes.
     In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or any other Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officers’ Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor on the Notes or any of their respective Affiliates.
     Section 2.11 Temporary Notes.
     Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.
     Section 2.12 Cancellation.
     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall deliver such canceled Notes to the Company. The Company may not reissue or resell, or issue new Notes to replace Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation (other than in accordance with this Indenture).
     Section 2.13 Defaulted Interest.
     If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.
     Section 2.14 CUSIP Number.
     The Company in issuing the Notes may use a “CUSIP,” “ISIN” or other similar number, and if so, such CUSIP, ISIN or other similar number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or other similar number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any such CUSIP, ISIN or other similar number used by the Company in connection with the issuance of the Notes and of any change in the CUSIP, ISIN or other similar number.

     Section 2.15 Deposit of Moneys.
     Prior to 11:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on a Global Note shall be payable by the Trustee to the Depositary of such Global Note or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.
     Section 2.16 Book Entry Provisions for Global Notes.
     (a) The 2017 Rule 144A Notes shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “2017 Rule 144A Global Notes”). The 2020 Rule 144A Notes shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “2020 Rule 144A Global Notes” and, together with the 2017 Rule 144A Global Notes, the “Rule 144A Global Notes”). The 2017 Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “2017 Regulation S Global Notes”). The 2020 Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “2020 Regulation S Global Notes” and, together with the 2017 Regulation S Global Notes, the “Regulation S Global Notes”). The Rule 144A Global Notes and the Regulation S Global Notes and any other global notes representing the Notes (collectively, the “Global Notes”) shall bear legends as set forth in Exhibit D. The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, in each case for credit to an account of an Agent Member, (ii) be delivered to The Bank of New York Mellon Trust Company, N.A., as custodian for such Depositary and (iii) bear legends as set forth in Exhibit B with respect to Rule 144A Global Notes and Exhibit C with respect to Regulation S Global Notes.
     Members of, or direct or indirect participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Notes, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization (which may be in electronic form) furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.
     None of the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes, for maintaining, supervising or reviewing any records relating to such beneficial owner interests, or for any acts or omissions of a Depositary or for any transactions between a Depositary and any beneficial owner or between or among beneficial owners. No owner of a beneficial interest in the Notes shall have any rights under this Indenture or the Notes, and the Depositary or its nominee, if any, shall be deemed and treated by the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them as the absolute owner and holder of such Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by a Depositary, or any of its Agent Members and any other Person on whose behalf such Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a beneficial owner of any Notes.

     (b) Transfers and exchanges pursuant to this Section 2.16 and Section 2.17 hereof may only be made between Notes of the same series. Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 2.17 hereof. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or (y) has ceased to be registered as a clearing agency under the Exchange Act, and, with respect to (x) or (y), the Company thereupon fails to appoint a successor depositary within 90 days after such notice or cessation, (ii) the Company, at its option, notifies the Trustee in writing that it elects to effect the issuance of Physical Notes or (iii) upon the request of the Depositary at any time that there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any authorized denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).
     (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to clause (b) of this Section 2.16, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.
     (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to clause (b) of this Section 2.16, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.
     (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to Section 2.17(b) hereof, or clause (c) or (d) of this Section 2.16 shall, except as otherwise provided by Section 2.17(a) and Section 2.17(c) hereof bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Company determines otherwise in compliance with applicable law.
     (f) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.
     (g) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
     Section 2.17 Special Transfer Provisions
     (a) Transfers to QIBs. The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

     (1) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder’s Note stating, or to a transferee who has advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested (and which it has the right to request) pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and
     (2) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.
     (b) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Non-U.S. Person:
     (1) the Registrar shall register the transfer of any Note constituting a Restricted Note whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the later of (i) the first anniversary of the Issue Date or (ii) such later date, if any, as may be required by the exemption from registration provided by Rule 144 under the Securities Act for non-Affiliates of an issuer (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior the later of (i) the first anniversary of the Issue Date or (ii) such later date, if any, as may be required by the exemption from registration provided by Rule 144 under the Securities Act for non-Affiliates of an issuer, as evidenced by an Officers’ Certificate from the Company to such effect) or (y) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and
     (2) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by clause (b)(1) of this Section 2.17 and (y) written instructions given in accordance with the Depositary’s and the Registrar’s procedures; whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred and (b) the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount; and
     (3) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes, which after transfer are to be evidenced by an interest in a Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Regulation S Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

     (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or any other applicable securities laws, (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers’ Certificate from the Company to such effect or (iii) the requested transfer is after the later of (A) the first anniversary of the Issue Date and (B) such later date, if any, as may be required by the exemption from registration provided by Rule 144 under the Securities Act for non-Affiliates of an issuer, provided, that neither the Company nor an Affiliate of the Company has held any beneficial interest in such Note or portion thereof at any time since the Issue Date and the Registrar has received an Officers’ Certificate from the Company to such effect.
     (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.
     Section 2.18 Computation of Interest
     Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
ARTICLE 3
REDEMPTION AND PREPAYMENT
     Section 3.01 Election To Redeem; Notices to Trustee
     If the Company elects to redeem 2017 Notes or 2020 Notes, as the case may be, pursuant to this Article 3, at least 30 days (or such shorter period as is acceptable to the Trustee) prior to the Redemption Date but not more than 60 days prior to the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date and the principal amount of such Notes to be redeemed and the Redemption Price, and deliver to the Trustee, no later than two Business Days prior to the Redemption Date, an Officers’ Certificate stating that such redemption will comply with the conditions contained this Article 3. Notice given to the Trustee pursuant to this Section 3.01 may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.
     Section 3.02 Selection by Trustee of Notes To Be Redeemed.
     If less than all of the 2017 Notes are to be redeemed, the Trustee will select the 2017 Notes or portions thereof in authorized denominations to be redeemed by lot, pro rata or by any other method customarily authorized by the clearing systems (subject to The Depository Trust Company, Euroclear and/or Clearstream procedures, as applicable). No 2017 Notes of $2,000 or less shall be redeemed in part and no redemption shall result in a Holder holding a 2017 Note of less than $2,000.
     If less than all of the 2020 Notes are to be redeemed, the Trustee will select the 2020 Notes or portions thereof in authorized denominations to be redeemed by lot, pro rata or by any other method customarily authorized by the clearing systems (subject to The Depository Trust Company, Euroclear and/or Clearstream procedures, as applicable). No 2020 Notes of $2,000 or less shall be redeemed in part and no redemption shall result in a Holder holding a 2020 Note of less than $2,000.
     The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
     Section 3.03 Notice of Redemption.
     Notices of redemption shall be sent electronically to The Depository Trust Company, in the case of Global Notes, or to be mailed by first-class mail, in the case of Physical Notes (and, to the extent permitted by applicable procedures or regulations, electronically) at least 30 days (or such shorter period as is acceptable to the Trustee) before the Redemption Date to each Holder of Notes to be redeemed at its registered address.
     The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:
     (1) the Redemption Date;
     (2) the Redemption Price;
     (3) if any Note is to be redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;
     (4) the name and address of the Paying Agent;
     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
     (6) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
     (7) if such notice is conditioned upon the occurrence of one or more conditions precedent, the nature of such conditions precedent;
     (8) the aggregate principal amount of Notes that are being redeemed;
     (9) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
     (10) that no representation is made as to the correctness or accuracy of the CUSIP number, ISIN number or other similar number, if any, listed in such notice or printed on the Notes.
     At the Company’s written request made at least five Business Days (or such shorter period as is acceptable to the Trustee) prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s sole expense.

     Section 3.04 Effect of Notice of Redemption.
     Once the notice of redemption described in Section 3.03 hereof is mailed or given electronically in the manner provided in Section 3.03, Notes called for redemption become irrevocably due and payable on the Redemption Date and at the Redemption Price plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price plus interest accrued to the Redemption Date; provided that (a) if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and (b) that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Such notice, if mailed or given electronically in the manner provided in Section 3.03 hereof, shall be conclusively presumed to have been given whether or not the Holder receives such notice.
     Section 3.05 Deposit of Redemption Price.
     On or prior to 11:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the Redemption Price of, and accrued interest on, all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.
     On and after any Redemption Date, if money sufficient to pay the Redemption Price of, and accrued interest on, Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to Section 3.04(a) hereof, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.
     Section 3.06 Notes Redeemed in Part.
     In the case of Physical Notes redeemed in part, a new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon surrender for cancellation of the original Note. In the case of Global Notes redeemed in part, the outstanding balance of any such Global Note shall be adjusted by the Trustee to reflect such redemption.
     Section 3.07 Optional Redemption.
(a) 2017 Note Optional Redemption
     (1) The 2017 Notes may be redeemed, in whole or in part, at any time and on one or more occasions prior to July 15, 2013, at the option of the Company upon not less than 30 (or such shorter period as is acceptable to the Trustee) nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address or sent in accordance with the procedures of The Depository Trust Company for Global Notes, at a Redemption Price equal to 100% of the principal amount of the 2017 Notes to be redeemed plus the 2017 Note Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

     (2) In addition, the 2017 Notes may be redeemed, in whole or in part, at any time and on one or more occasions on or after July 15, 2013, at the option of the Company upon not less than 30 (or such shorter period as is acceptable to the Trustee) nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning on July 15 of the years indicated:

Year	Redemption Price
2013	105.719%
2014	103.813%
2015	101.906%
2016	100.000%
     (3) In addition to the optional redemption provisions of the 2017 Notes described in clauses (1) and (2) of this Section 3.07(a), prior to July 15, 2013, the Company may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding 2017 Notes (including Additional Notes of such series) at a Redemption Price equal to 107.625% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that at least 65% of the aggregate principal amount of 2017 Notes originally issued under this Indenture (including Additional Notes of such series) remains outstanding immediately after the occurrence of any such redemption (excluding 2017 Notes held by the Company or its Subsidiaries) and that any such redemption occurs within 120 days following the closing of any such Qualified Equity Offering.
     (b) 2020 Note Optional Redemption
     (1) The 2020 Notes may be redeemed, in whole or in part, at any time and on one or more occasions prior to July 15, 2014, at the option of the Company upon not less than 30 (or such shorter period as is acceptable to the Trustee) nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address or sent in accordance with the procedures of The Depository Trust Company for Global Notes, at a Redemption Price equal to 100% of the principal amount of the 2020 Notes to be redeemed plus the 2020 Note Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).
     (2) In addition, the 2020 Notes may be redeemed, in whole or in part, at any time and on one or more occasions on or after July 15, 2014, at the option of the Company upon not less than 30 (or such shorter period as is acceptable to the Trustee) nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning on July 15 of the years indicated:

Year	Redemption Price
2014	105.906%
2015	103.938%
2016	101.969%

Year	Redemption Price
2017 and thereafter	100.000%
     (3) In addition to the optional redemption provisions of the 2020 Notes described in clauses (1) and (2) of this Section 3.07(b), prior to July 15, 2013, the Company may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding 2020 Notes (including Additional Notes of such series) at a Redemption Price equal to 107.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that at least 65% of the aggregate principal amount of 2020 Notes originally issued under this Indenture (including Additional Notes of such series) remains outstanding immediately after the occurrence of any such redemption (excluding 2017 Notes held by the Company or its Subsidiaries) and that any such redemption occurs within 120 days following the closing of any such Qualified Equity Offering.
     (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
     Section 3.08 Mandatory Redemption.
     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
ARTICLE 4
COVENANTS
     Section 4.01 Payment of Principal, Premium and Interest.
     The Company covenants and agrees that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.
     Section 4.02 Maintenance of Office or Agency.
     The Company will maintain in each Place of Payment for Notes an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     Section 4.03 Provision of Financial Information.
     (a) Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, or file electronically with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within the time periods specified in the Commission’s rules and regulations:
     (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and
     (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports;
provided, however, that if the Company is not required to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (i.e., is a “voluntary filer”), the reports described in clauses (1) and (2) of this Section 4.03(a) shall not be required to contain any information that a voluntary filer would not be required to include in such reports.
     (b) In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) of Section 4.03(a) hereof with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) or otherwise make such information available to prospective investors. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     Section 4.04 Corporate Existence.
     Subject to Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation.
     Section 4.05 Money for Notes Payments To Be Held in Trust.
     (a) If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each Maturity Date or Interest Payment Date on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.
     (b) Whenever the Company shall have a Paying Agent for the Notes, it will, prior to 11:00 a.m., New York City time, on each Maturity Date or Interest Payment Date on any of the Notes, deposit with the Paying Agent in immediately available funds a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of its action or failure so to act.

     (c) The Company will cause the Paying Agent, other than the Trustee, to execute and deliver to the Trustee an instrument in which the Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that the Paying Agent will:
     (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest on the Notes; and
     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by the Paying Agent.
     (d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct the Paying Agent to pay, to the Trustee all sums held in trust by the Company or the Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or the Paying Agent; and, upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money.
     (e) Any money deposited with the Trustee or the Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on the Notes and remaining unclaimed for three years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Order, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or the Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or the Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
     Section 4.06 Payment of Taxes and Other Claims
     The Company will pay or discharge or cause to be paid or discharged, prior to being more than 30 days overdue, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary, and (2) all lawful claims against the Company or any Restricted Subsidiary for labor, materials and supplies, which in the case of either clause (1) or (2) of this Section 4.06, if unpaid, might by law become a lien upon Property of the Company or any Restricted Subsidiary; except, with respect to any matter set forth in such clause (1) or (2), to the extent that (x) the failure to pay or discharge the same could not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole, or (y) such matters are being contested in good faith and adequate reserves are being maintained, to the extent required by GAAP.

     Section 4.07 Limitation on Restricted Payments.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:
     (1) no Default or Event of Default shall have occurred and be continuing or will occur as a consequence thereof;
     (2) after giving effect to such Restricted Payment on a pro forma basis, the Company would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to Section 4.09(a) hereof; and
     (3) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (10), (11) and (12) of Section 4.07(b) hereof shall not exceed the sum (without duplication) of:
          (A) 50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) beginning on January 1, 2010 and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, plus
          (B) 100% of the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Company subsequent to the Issue Date either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Subsidiary) of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt or Redeemable Capital Interests of the Company, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than, in each case, Capital Interests or Debt sold to a Subsidiary of the Company), plus
          (C) 100% of the net reduction in Investments (other than Permitted Investments), subsequent to the Issue Date, in any Person, resulting from payments of interest on Debt, dividends, repayments of loans or advances, or any sale or disposition of such Investments (but only to the extent such items are not included in the calculation of Consolidated Net Income), in each case to the Company or any Restricted Subsidiary from any Person, not to exceed, in the case of any Person, the amount of Investments made after the Issue Date by the Company and its Restricted Subsidiaries in such Person, plus
               (D) an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:
     (i) the cash return, after the Issue Date, on Investments in an Unrestricted Subsidiary made after the Issue Date as a result of dividends, distributions, cancellation of indebtedness for borrowed money owed by the Company or any Restricted Subsidiary to an Unrestricted Subsidiary, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), plus

     (ii) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made after the Issue Date by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary.
     (b) Notwithstanding the foregoing Section 4.07(a), the Company and its Restricted Subsidiaries may take the following actions, provided that, in the case of clauses (4) and (10) of this Section 4.07(b), immediately after giving effect to such action, no Default or Event of Default has occurred and is continuing:
     (1) the payment of any dividend on Capital Interests in the Company or a Restricted Subsidiary within 60 days after declaration thereof if at the declaration date such payment was permitted by the foregoing provisions of this Section 4.07;
     (2) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Qualified Capital Interests of the Company by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Qualified Capital Interests of the Company;
     (3) the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Company or a Guarantor that is subordinate in right of payment to the Notes or the applicable Note Guarantee out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of (x) new subordinated Debt of the Company or such Guarantor, as the case may be, Incurred in accordance with this Indenture or (y) Qualified Capital Interests of the Company;
     (4) the purchase, redemption, retirement or other acquisition for value of Capital Interests in the Company held by employees or former employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or alteration of employment status or pursuant to the terms of any agreement under which such Capital Interests were issued; provided that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Interests does not exceed $40 million in any calendar year; provided, however, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Qualified Capital Interests of the Company to employees of the Company and its Restricted Subsidiaries that occurs after the Issue Date; provided, however, that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under Section 4.07(a)(3) hereof; plus (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date (provided, however, that the Company may elect to apply all or any portion of the aggregate increase contemplated by the proviso of this clause (4) in any calendar year and, to the extent any payment described under this clause (4) is made by delivery of Debt and not in cash, such payment shall be deemed to occur only when, and to the extent, the obligor on such Debt makes payments with respect to such Debt);

     (5) the repurchase of Capital Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities;
     (6) the extension of credit that constitutes intercompany Debt, the Incurrence of which was permitted pursuant to Section 4.09 hereof;
     (7) cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Interests of the Company or a Restricted Subsidiary;
     (8) the declaration and payment of dividends to holders of any class or series of Redeemable Capital Interests of the Company or any Restricted Subsidiary issued or Incurred in compliance with Section 4.09 hereof to the extent such dividends are included in the definition of Consolidated Fixed Charges;
     (9) the repurchase, redemption or other acquisition or retirement for value of any subordinated Debt in accordance with provisions substantially similar to those described in Sections 4.10 and 4.13 hereof; provided, with respect to the Notes of a particular series, that all Notes of such series tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;
     (10) the making of any Restricted Payments if, at the time of the making of such payments, and after giving effect thereto (including, without limitation, the Incurrence of any Debt to finance such payment), the Consolidated Total Leverage Ratio would not exceed 3.00 to 1.00;
     (11) any Restricted Payment used to fund amounts owed to Affiliates, in each case to the extent permitted by Section 4.11 hereof;
     (12) the making of any other Restricted Payments not in excess of $500 million in the aggregate;
     (13) any Investment made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering of Qualified Capital Interests of the Company;
     (14) repurchases by the Company or any Restricted Subsidiary of Capital Interests that were not theretofore owned by the Company or a Subsidiary of the Company in any Restricted Subsidiary;
     (15) Restricted Payments of the type described in either clauses (1) or (2) of the definition of “Restricted Payment” in an aggregate amount made under this clause (15) in any calendar year not to exceed $80 million; and
     (16) Restricted Payments made in connection with the Tender Offer.
     (c) If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith judgment of the Company, would be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustment made in good faith to the Company’s financial statements affecting Consolidated Net Income.

     (d) If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with this Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to Section 4.07(a)(3) hereof, in each case to the extent such Investments would otherwise be so counted.
     (e) For purposes of this Section 4.07, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.
Section 4.08 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any consensual encumbrance or restriction (other than pursuant to this Indenture or any law, rule, regulation or order) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests owned by the Company or any Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any Restricted Subsidiary, (ii) make loans or advances to the Company or any Restricted Subsidiary or (iii) sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary.
     (b) However, clause (a) of this Section 4.08 shall not apply to the following encumbrances or restrictions existing under or by reason of:
     (1) any encumbrance or restriction in existence on the Issue Date, including those required by the Credit Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings thereof, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings, in the good faith judgment of the Company, are no more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Issue Date or refinancings thereof;
     (2) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);
     (3) any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary of the Company on or after the Issue Date, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;
     (4) any encumbrance or restriction pursuant to an agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (1) through (3), so long as the encumbrances and restrictions contained in any such refinancing agreement are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in the agreements governing the Debt being renewed, refunded, replaced, refinanced or extended in the good faith judgment of the Company;
     (5) any encumbrance or restriction by reason of applicable law, rule, regulation or order (or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses);
     (6) any encumbrance or restriction under this Indenture, the Notes and the Note Guarantees;
     (7) any encumbrance or restriction under the sale of assets or Capital Interests, including, without limitation, any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary, pending its sale or other disposition;
     (8) restrictions on cash and other deposits or net worth imposed by customers under contracts entered into the ordinary course of business;
     (9) customary provisions (i) restricting subletting or assignment of any lease, contract, or license of the Company or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder; (ii) with respect to the disposition or distribution of assets or property in Joint Venture agreements, asset sale agreements, stock sale agreements, sale leaseback agreements and other similar agreements, (iii) restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (iv) in Swap Contracts and Hedging Obligations, permitted by this Indenture; and (v) contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;
     (10) any instrument governing Debt or Capital Interests of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Interests was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Debt, such Debt was permitted by the terms of this Indenture to be incurred;
     (11) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on that property so acquired of the nature described in clause (iii) of Section 4.08(a) hereof;
     (12) Liens securing Debt otherwise permitted to be incurred under this Indenture, including the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;
     (13) any Debt or other contractual requirements of a Securitization Vehicle that is a Restricted Subsidiary in connection with a Securitization Financing; provided that such restrictions apply only to such Securitization Vehicle or the Securitization Assets which are subject to such Securitization Financing; and
     (14) any other agreement governing Debt entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any

Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date.
     (c) Nothing contained in this Section 4.08 shall prevent the Company or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens otherwise permitted by Section 4.12 hereof or (ii) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Debt of the Company or any of its Restricted Subsidiaries Incurred in accordance with Sections 4.09 and 4.12 hereof.
     Section 4.09 Limitation on Incurrence of Debt.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); provided that the Company and any Restricted Subsidiary may Incur Debt (including Acquired Debt) if, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, (i) the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries, determined on a pro forma basis as if any such Debt (including any other Debt being Incurred contemporaneously), and any other Debt Incurred since the beginning of the Four Quarter Period had been Incurred and the proceeds thereof had been applied at the beginning of the Four Quarter Period, and any other Debt repaid since the beginning of the Four Quarter Period had been repaid at the beginning of the Four Quarter Period, would be greater than 2.0 to 1.0 and (ii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt.
     (b) If, during the Four Quarter Period or subsequent thereto and prior to the date of determination, the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale or Asset Acquisition, Investments, mergers, consolidations, discontinued operations (as determined in accordance with GAAP) or shall have designated any Restricted Subsidiary to be an Unrestricted Subsidiary or any Unrestricted Subsidiary to be a Restricted Subsidiary, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Expense for the Four Quarter Period shall be calculated on a pro forma basis giving effect to such Asset Sale or Asset Acquisition, Investments, mergers, consolidations, discontinued operations or designation, as the case may be, and the application of any proceeds therefrom as if such Asset Sale or Asset Acquisition or designation had occurred on the first day of the Four Quarter Period.
     (c) If the Debt which is the subject of a determination under this provision is Acquired Debt, or Debt Incurred in connection with the simultaneous acquisition of any Person, business, property or assets, or Debt of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the Four Quarter Period) to (x) the Incurrence of such Acquired Debt or such other Debt by the Company or any of its Restricted Subsidiaries and (y) the inclusion, in Consolidated Cash Flow Available for Fixed Charges, of the Consolidated Cash Flow Available for Fixed Charges of the acquired Person, business, property or assets or redesignated Subsidiary.
     (d) Notwithstanding the provisions of clause (a) of this Section 4.09, the Company and its Restricted Subsidiaries may Incur Permitted Debt.
     (e) For purposes of determining any particular amount of Debt under this Section 4.09, (x) Debt Incurred under the Credit Agreement on the Issue Date shall at all times be treated as Incurred pursuant to clause (1) of the definition of “Permitted Debt,” and (y) Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.09, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including categories of Permitted Debt and under clause (i) of Section 4.09(a) hereof, the Company, in its sole discretion, may classify, and from time to time may reclassify, all or any portion of such item of Debt in any manner such that the item of Debt would be permitted to be incurred at the time of such classification or reclassification, as applicable.
     (f) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Debt was incurred. Notwithstanding any other provision of this Section 4.09, the maximum amount of Debt that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
     (g) The Company and any Restricted Subsidiary will not Incur any Debt that pursuant to its terms is subordinate or junior in right of payment to any other Debt unless such Debt is subordinated in right of payment to the Notes and the Note Guarantees to the same extent; provided that Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority or by virtue of structural subordination.
     Section 4.10 Limitation on Asset Sales.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate, directly or indirectly, an Asset Sale, unless:
     (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and
     (2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Eligible Cash Equivalents; provided that the amount of:
               (A) any liabilities (as reflected in the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, or if Incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Company’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such Incurrence or accrual had taken place on the date of such balance sheet, as determined by the Company) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Company and all of its Restricted Subsidiaries have been validly released by all creditors in writing,
               (B) any securities, notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 720 days following the closing of such Asset Sale, and
               (C) any Designated Non-Cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C)

that is at that time outstanding, not to exceed 10% of the Total Assets of the Company and its Subsidiaries at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.
     (b) Within twelve months after the receipt of any Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale:
          (1) to permanently reduce:
          (A) obligations under the Credit Facility, or under any other senior Debt which is secured Debt permitted by this Indenture (and, to the extent the obligations being reduced constitute revolving credit obligations, to correspondingly reduce commitments with respect thereto); or
          (B) Debt of a Restricted Subsidiary that is not a Guarantor, other than Debt owed to the Company or another Restricted Subsidiary (or any affiliate thereof); or
     (2) to make an Asset Sale Offer to all Holders of the Notes in accordance with the procedures set forth in this Indenture; or
     (3) to acquire all or substantially all of the assets of a Similar Business, or a majority of the Voting Interests of another person that thereupon becomes a Restricted Subsidiary engaged in a Similar Business, or to make capital expenditures or otherwise acquire or improve assets that are being used or are to be used in a Similar Business, provided that, in the case of this clause (3), a binding commitment (which may be subject to customary conditions) entered into within twelve months after receipt of such Net Proceeds shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within six months after the end of such twelve month period (an “Acceptable Commitment”).
     (c) Any Net Proceeds from Asset Sales that are not invested or applied as provided and within the time period described in the clause (b) of this Section 4.10 will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50 million, the Company shall make an offer to all Holders of the Notes, and, if required (or, at the Company’s election, if permitted) by the terms of any senior Debt, to the holders of any such senior Debt (an “Asset Sale Offer"), to purchase the maximum aggregate principal amount of the Notes and such senior Debt that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within 30 days after the date that Excess Proceeds exceed $50 million by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee.
     (d) To the extent that the aggregate amount of Notes and any other senior Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining

Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes or the senior Debt surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the agent for such other senior Debt, as applicable, shall select such other senior Debt to be purchased by lot, pro rata or by any other method customarily authorized by clearing systems (so long as an authorized denomination results therefrom) based on the accreted value or principal amount of the Notes or such other senior Debt tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Additionally, the Company may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $50 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes or such other senior Debt shall not be deemed Excess Proceeds.
     (e) Pending the final application of any Net Proceeds pursuant to this Section 4.10, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Debt outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.
     (f) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any such laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.
     Section 4.11 Limitation on Affiliate Transactions.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $25 million, unless:
     (1) such Affiliate Transaction is on terms that are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and
     (2) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50 million, a resolution adopted by the majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that, in the good faith judgment of the Company, such Affiliate Transaction complies with clause (1) of this Section 4.11(a).
     (b) The provisions of clause (a) of this Section 4.11 will not apply to the following:
     (1) transactions between or among the Company or any of its Restricted Subsidiaries;

     (2) Restricted Payments permitted by Section 4.07 hereof and the definition of “Permitted Investments”;
     (3) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, former, current or future officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;
     (4) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;
     (5) any agreement or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not materially disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);
     (6) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (6) to the extent that the terms of any such amendment or new agreement are customary or are not otherwise materially disadvantageous to the Holders when taken as a whole;
     (7) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company and its Restricted Subsidiaries, in the good faith judgment of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;
     (8) any transaction with a Securitization Vehicle as part of a Securitization Financing permitted under clause (16) of the definition of “Permitted Debt”;
     (9) payments or loans (or cancellation of loans) to employees, officers, directors, management personnel or consultants of the Company or any of its Restricted Subsidiaries and employment agreements, collective bargaining agreements, stock option plans, benefit plans, other similar arrangements and related trust arrangements with (or for the benefit of) such Persons which, in each case, are approved by the Company in good faith;
     (10) payments to and from, and transactions with, any Joint Venture in the ordinary course of business;
     (11) payments by the Company and its Subsidiaries pursuant to tax sharing agreements among the Company and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Company and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;
     (12) transactions engaged in (i) among the Company and its Subsidiaries (or between such Subsidiaries) to facilitate the operations, governance, administration and corporate overhead of the Company and its Subsidiaries, and (ii) by the Company and its Restricted Subsidiaries and any Unrestricted Subsidiary to effect the Cash Management Practices or Vault Cash Operations;
     (13) transactions with Persons solely in their capacity as holders of a minority of any class of Debt or Capital Interests of the Company or any of its Restricted Subsidiaries, where such Persons are treated no more favorably than holders of such class of Debt or Capital Interests of the Company or such Restricted Subsidiary generally;
     (14) sales of Qualified Capital Interests of the Company; and
     (15) any transaction with any Person who is not an Affiliate of the Company immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction, provided that such transaction was not entered into in contemplation of such Person becoming an Affiliate.
     Section 4.12 Limitation on Liens.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens), on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, which Liens secure Debt, without securing the Notes and all other amounts due under this Indenture equally and ratably with (or prior to) the Debt secured by such Lien until such time as such Debt is no longer secured by such Lien; provided that if the Debt so secured is subordinated by its terms to the Notes or a Note Guarantee, the Lien securing such Debt will also be so subordinated by its terms to the Notes and the Note Guarantees at least to the same extent.
     (b) Any such Lien shall be automatically and unconditionally released and discharged in all respects upon (i) the release and discharge of the Lien securing the other Debt or (ii) in the case of any such Lien in favor of any such Note Guarantee, upon the termination and discharge of such Note Guarantee in accordance with the terms of this Indenture.
     Section 4.13 Purchase of Notes Upon a Change of Control.
     (a) If a Change of Control occurs with respect to either series of Notes, unless the Company has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes of such series pursuant to Section 3.07 hereof, the Company will make a written offer to purchase all of the Notes of such series pursuant to the offer described below (the “Change of Control Offer”) at a Change of Control Purchase Price in cash equal to 101% of the aggregate principal amount thereof plus, in each case, accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of record of such series of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

     (b) The Change of Control Offer will be sent by the Company, in the case of Global Notes, through the facilities of The Depository Trust Company, and, in the case of Physical Notes, by first class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Change of Control Offer, offering to purchase up to the aggregate principal amount of Notes of the applicable series set forth in such Change of Control Offer at the purchase price set forth in such Change of Control Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Change of Control Offer shall specify an expiration date (the “Change of Control Expiration Date”) which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Change of Control Offer and a settlement date (the “Change of Control Payment Date”) for purchase of Notes of the applicable series within five Business Days after the Expiration Date. The Company shall notify the Trustee in writing at least 15 days (or such shorter period as is acceptable to the Trustee), in the case of Global Notes, prior to sending the Change of Control Offer through the facilities of The Depository Trust Company, and, in the case of Physical Notes, prior to the mailing of the Change of Control Offer of the Company’s obligation to make a Change of Control Offer, and the Change of Control Offer shall be sent electronically or mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Change of Control Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes of the applicable series pursuant to the Change of Control Offer. The Change of Control Offer shall also state:
     (1) the Section of this Indenture pursuant to which the Change of Control Offer is being made;
     (2) the Change of Control Expiration Date and the Change of Control Payment Date;
     (3) the aggregate principal amount of the outstanding Notes of the applicable series offered to be purchased pursuant to the Change of Control Offer (including, if less than 100%, the manner by which such amount has been determined pursuant to the covenants of this Indenture requiring the Change of Control Offer) (the “Change of Control Purchase Amount”);
     (4) the purchase price to be paid by the Company for Notes of the applicable series accepted for payment (as specified pursuant to this Indenture) (the “Change of Control Purchase Price”);
     (5) that the Holder may tender all or any portion of the Notes of the applicable series registered in the name of such Holder and that any portion of a Note of the applicable series tendered must be tendered in integral multiples of $1,000 and that, after a tender in part, no Holder may hold a Note of less than $2,000;
     (6) the place or places where Notes of the applicable series are to be surrendered for tender pursuant to the Change of Control Offer, if applicable;
     (7) that, unless the Company defaults in making such purchase, any Note of the applicable series accepted for purchase pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Purchase Date, but that any Note of such series not tendered or tendered but not purchased by the Company pursuant to the Change of Control Offer will continue to accrue interest at the same rate;
     (8) that, on the Change of Control Purchase Date, the Change of Control Purchase Price will become due and payable upon each Note of the applicable series accepted for payment pursuant to the Change of Control Offer;

     (9) that each Holder electing to tender a Note of the applicable series pursuant to the Change of Control Offer will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Change of Control Offer prior to the close of business on the Change of Control Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);
     (10) that Holders will be entitled to withdraw all or any portion of Notes of the applicable series tendered if the Company (or its paying agent) receives, not later than the close of business on the Change of Control Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes of such series the Holder tendered, the certificate numbers of the Notes of the applicable series the Holder tendered and a statement that such Holder is withdrawing all or a stated portion of his tender;
     (11) that (i) if Notes of the applicable series having an aggregate principal amount less than or equal to the Change of Control Purchase Amount are duly tendered and not withdrawn pursuant to the Change of Control Offer, the Company shall purchase all such Notes and (ii) if Notes of the applicable series having an aggregate principal amount in excess of the Change of Control Purchase Amount are tendered and not withdrawn pursuant to the Change of Control Offer, the Company shall purchase Notes of such series having an aggregate principal amount equal to the Change of Control Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof shall be purchased); and
     (12) if applicable, that, in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge to such Holder, a new Note or Notes of the applicable series, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes of such series so tendered.
     (c) A Change of Control Offer shall be deemed to have been made by the Company with respect to a particular series of Notes if (i) within 60 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Company commences a Change of Control Offer for all outstanding Notes of such series at the Change of Control Purchase Price (provided that the running of such 60-day period shall be suspended during any period when the commencement of such Change of Control Offer is delayed or suspended by reason of any court’s or governmental authority’s review of or ruling on any materials being employed by the Company to effect such Change of Control Offer, so long as the Company has used and continues to use its commercially reasonable efforts to make and conclude such Change of Control Offer promptly) and (ii) all Notes of such series properly tendered pursuant to the Change of Control Offer are purchased on the terms of such Change of Control Offer.
     (d) In addition, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of launching the Change of Control Offer.
     (e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of either series of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any such laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.
     (f) The Company will not be required to make a Change of Control Offer with respect to a particular series of Notes upon a Change of Control if (i) a third party makes such Change of Control Offer contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of this Indenture and purchases all Notes of such series validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption has been given pursuant to Section 3.07 hereof.
     (g) On the Change of Control Payment Date, the Company will, to the extent permitted by law:
     (1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;
     (2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Purchase Price in respect of all Notes or portions thereof so tendered; and
     (3) deliver, or cause to be delivered, to the Trustee for cancellation of the Notes so accepted together with an Officers’ Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Company.
     Section 4.14 Limitation on Sale and Leaseback Transactions.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction unless:
     (a) the consideration received in such Sale and Leaseback Transaction is at least equal to the Fair Market Value of the property sold, as determined by an Officers’ Certificate; and
     (b) prior to and after giving effect to the Attributable Debt in respect of such Sale and Leaseback Transaction, the Company and such Restricted Subsidiary comply with Section 4.09 hereof.
     Section 4.15 Additional Note Guarantees.
     The Company will cause each of its wholly-owned Domestic Restricted Subsidiaries that Incurs any Debt pursuant to clause (1) of the definition of “Permitted Debt” after the Issue Date to enter into a Supplemental Indenture pursuant to which such wholly-owned Domestic Restricted Subsidiary shall agree to guarantee the Notes; provided, however, that upon any such Domestic Restricted Subsidiary being released from all Debt incurred by such Domestic Restricted Subsidiary pursuant to clause (1) of the definition of “Permitted Debt”, the Note Guarantees of such Domestic Restricted Subsidiary shall automatically be deemed to be released.
     Section 4.16 Limitations on Creation of Unrestricted Subsidiaries.
     (a) The Company may designate any Subsidiary of the Company to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

     (b) The Company may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Interests of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of the Company, provided that either:
     (1) the Subsidiary to be so designated has Total Assets of $1,000 or less; or
     (2) the Company could make a Restricted Payment at the time of designation in an amount equal to the greater of the Fair Market Value or book value of such Subsidiary pursuant to Section 4.07 hereof and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the amount available for Restricted Payments thereunder.
     (c) An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred under Section 4.09 hereof and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant Section 4.12 hereof.
Section 4.17 Covenant Termination Event
     If on any date following the Issue Date (i) the Notes of either series have Investment Grade Ratings from both of the Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Termination Event”), the Company and its Restricted Subsidiaries will no longer be subject to Sections 4.07, 4.08, 4.09, 4.10 and 4.11 hereof with respect to such series of Notes.
     Section 4.18 Compliance Certificate.
     (a) The Company and each Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate of the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officer with a view to determining whether the Company has complied in all material respects with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture).
     (b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, reasonably promptly after the principal executive officer, the principal financial officer, the principal accounting officer, any corporate executive vice president or the treasurer of the Company becomes aware that a Default or Event of Default has occurred and is continuing, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
     Section 4.19 Stay, Extension and Usury Laws.
     The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE 5
SUCCESSORS
     Section 5.01 Consolidation, Merger and Sale of Assets.
     (a) The Company will not in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Subsidiary into the Company in which the Company is the continuing Person or the merger of a Restricted Subsidiary into or with another Restricted Subsidiary or another Person that as a result of such transaction becomes or merges into a Restricted Subsidiary), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any other Person, unless:
     (1) either:
          (A) the Company shall be the continuing Person; or
          (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of the Company (such Person, the “Surviving Entity”), (i) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (ii) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Company under this Indenture; provided that at any time the Company or its successor is not a corporation, there shall be a co-issuer of the Notes that is a corporation;
     (2) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom; and
     (3) the Company delivers, or causes to be delivered, to the Trustee, in form satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture and that such supplemental indenture constitutes the legal, valid and binding obligation of the Surviving Entity subject to customary exceptions.
     (b) Notwithstanding the foregoing, failure to satisfy the requirements of clause (2) of Section 5.01(a) hereof will not prohibit:
     (1) a merger between the Company and a Restricted Subsidiary that is a wholly owned Subsidiary of the Company or a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to a Restricted Subsidiary that is a wholly owned Subsidiary of the Company; or
     (2) a merger between the Company and an Affiliate incorporated solely for the purpose of converting the Company into a corporation organized under the laws of the United

States or any political subdivision or state thereof; so long as, in each case, the amount of Debt of the Company and its Restricted Subsidiaries is not increased thereby.
     (c) For all purposes of this Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.
     (d) Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in clauses (a), (b) and (c) of this Section 5.01, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under this Indenture with the same effect as if such Surviving Entity had been named as the Company therein; and when a surviving Person duly assumes all of the obligations and covenants of the Company pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.
ARTICLE 6
DEFAULTS AND REMEDIES
     Section 6.01 Events of Default.
     Each of the following is an “Event of Default” with respect to the Notes of a particular series under this Indenture:
     (1) default in the payment in respect of the principal of (or premium, if any, on) any Note of such series when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);
     (2) default in the payment of any interest (including any Additional Interest) upon any Note of such series when it becomes due and payable, and continuance of such default for a period of 30 days;
     (3) except for a release in accordance with or as otherwise permitted by this Indenture, any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) with respect to the Notes of such series shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;
     (4) failure by the Company or any of its Restricted Subsidiaries to comply with Sections 4.10, 4.13 or 5.01 hereof;
     (5) default in the performance, or breach, of any other covenant or agreement of the Company or any Guarantor in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2), (3) or (4) of this Section 6.01), and continuance of such default or breach for a period of 60 days after written notice thereof (or 120 days in the case of Section 4.03 hereof) has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes of such series;

     (6) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the applicable series of Notes) by the Company or any Restricted Subsidiary that is a Significant Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $300 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $300 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;
     (7) the entry against the Company or any Restricted Subsidiary that is a Significant Subsidiary of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $300 million (in excess of amounts covered by independent third-party insurance as to which the insurer has been notified of such judgment and does not deny coverage), by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days; or
     (8) the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary):
      (A) commences a voluntary insolvency proceeding;
      (B) consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding-up;
      (C) consents to the appointment of a Custodian of it or for any substantial part of its property;
      (D) makes a general assignment for the benefit of its creditors;
      (E) generally is not paying its debts as they become due; or
      (F) takes any comparable action under any foreign laws relating to insolvency;
provided, however, that the liquidation of any Restricted Subsidiary into another Restricted Subsidiary, other than as part of a credit reorganization, shall not constitute an Event of Default under this Section 6.01(8); and
     (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
      (A) is for relief against the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) in an involuntary insolvency proceeding;
      (B) appoints a Custodian of the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) or for any substantial part of their property;
      (C) orders the winding-up, liquidation or dissolution of the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary);

          (D) orders the presentation of any plan or arrangement, compromise or reorganization of the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary); or
          (E) grants any similar relief under any foreign laws;
and in each such case the order or decree remains undischarged, unstayed and in effect for 60 days.
     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
     Section 6.02 Acceleration of Maturity; Rescission.
     (a) If an Event of Default (other than an Event of Default described in clause (8) or (9) of Sections 6.01 hereof with respect to the Company) with respect to a series of Notes occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes of such series may declare the principal of the Notes of such series and any accrued interest on the Notes of such series to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes of such series may rescind and annul such acceleration if (i) the rescission would not conflict with any judgment or decree and (ii) all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes of such series, have been cured or waived as provided in this Indenture. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
     (b) In the event of a declaration of acceleration of the Notes of either series solely because an Event of Default described in clause (6) of Section 6.01 hereof has occurred and is continuing, the declaration of acceleration of the Notes of such series shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) of Section 6.01 hereof shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration and if the rescission and annulment of the acceleration of the Notes of such series would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes of such series.
     (c) If an Event of Default described in clause (8) or (9) of Section 6.01 hereof occurs with respect to the Company, the principal of and any accrued interest on the Notes of both series then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
     Section 6.03 Other Remedies.
     (a) If an Event of Default occurs and is continuing, the Trustee is authorized to pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes, as the case may be, or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

     (b) The Trustee is authorized to maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. Any such proceeding instituted by the Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements of the Trustee and its counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative, to the extent permitted by law. Any reasonable costs, including reasonable attorneys’ fees and expenses, associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Company.
     Section 6.04 Waiver of Past Defaults and Events of Default.
     The Holders of not less than a majority in aggregate principal amount of the outstanding Notes of a particular series may on behalf of the Holders of all the Notes of such series waive any past Default with respect to the Notes of such series under this Indenture and its consequences, except a Default:
     (1) in any payment in respect of the principal of (or premium, if any) or interest on any Notes of such series (including any Note of such series which is required to have been purchased pursuant to a Change of Control Offer or Asset Sale Offer which has been made by the Company); or
     (2) in respect of a covenant or provision of this Indenture which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note of such series affected.
     Section 6.05 Control by Majority.
     The Holders of a majority in principal amount of the outstanding Notes of each series will have the right to direct the time, method and place of conducting any proceeding for any remedy with respect to such series of Notes available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such series of Notes, subject to receipt by the Trustee of security or indemnity satisfactory to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.
     Section 6.06 Limitation on Suits.
     No Holder of any Note of either series will have any right to institute any proceeding with respect to this Indenture or for any remedy hereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Notes of such series shall have made written request to the Trustee, and provided security or indemnity reasonably satisfactory to the Trustee, to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes of such series a direction inconsistent with such written request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a Holder of a Note of either series directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

     Section 6.07 Rights of Holders To Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of (and premium, if any) or interest on such Note (including in connection with an offer to purchase) or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes shall not be impaired or affected without the consent of such Holder.
     Section 6.08 Collection Suit by Trustee.
     If an Event of Default specified in clause (1) or (2) of Section 6.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid.
     Section 6.09 Trustee May File Proofs of Claim.
     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and, unless prohibited by law, shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, and any other amounts due the Trustee under Section 7.06 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.
     Section 6.10 Priorities.
     Any money or property collected by the Trustee pursuant to this Article 6, and any money or other property distributable in respect of the Company’s obligations under this Indenture after an Event of Default shall be applied in the following order:

     FIRST: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.06 hereof;
     SECOND: to Holders for amounts due and unpaid on the affected Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the affected Notes; and
     THIRD: to the Company.
     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
     Section 6.11 Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.
     Section 6.12 Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy occurring upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
ARTICLE 7
TRUSTEE
     Section 7.01 Duties of Trustee.
     (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it under this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Except during the continuance of an Event of Default:
     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).
     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of clause (b) or (d) of this Section 7.01;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in aggregate principal amount of the outstanding Notes of any series, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes of such series.
     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.
     (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01.
     (f) The Trustee shall not be liable for interest or earnings on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.
     (g) The Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.
     Section 7.02 Rights of Trustee.
     Subject to Section 7.01 hereof:
     (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed in good faith by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a board resolution.

     (c) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate or an Opinion of Counsel or both.
     (d) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through attorneys or agents and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed with due care by it hereunder.
     (e) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.
     (f) The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.
     (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
     (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
     (i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
     (j) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such Default or Event of Default from the Company or any Holder is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
     (k) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
     (l) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.
     (m) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority; natural catastrophes or other acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.
     (n) The permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty.
     (o) No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Company or the Guarantors on the Notes or under this Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.
     Section 7.03 Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company or any Affiliate thereof with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of Section 310(b)(1) of the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if this Indenture has been qualified under the Trust Indenture Act) or resign.
     Any Agent may do the same with like rights. The Trustee is also subject to Section 7.09 hereof.
     Section 7.04 Trustee’s Disclaimer.
     The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or adequacy of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty or covenant made in this Indenture.
     Section 7.05 Notice of Defaults.
     Within 90 days after the occurrence thereof, and if actually known to a Responsible Officer of the Trustee, the Trustee shall give to the Holders of the Notes of a series notice of each Default or Event of Default with respect to the Notes of such series known to the Trustee, by transmitting such notice to Holders at their addresses as the same shall then appear on the register of the Notes kept by the Registrar, unless such Default shall have been cured or waived before the giving of such notice and a Responsible

Officer of the Trustee has actual knowledge of such cure or waiver. Except in the case of a Default or Event of Default in payment of the principal of (and premium, if any) or interest on any of the Notes of such series when and as the same shall become payable, or to make any payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture, the Trustee shall be protected in withholding such notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.
     Section 7.06 Compensation and Indemnity.
     (a) The Company shall pay to the Trustee and Agents from time to time such reasonable compensation for their services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as shall be agreed upon in writing. The Company shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by them in connection with the Trustee’s duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and external counsel, except any such expense, disbursement or advance as may be attributable to its willful misconduct or negligence.
     (b) The Company and the Guarantors, jointly and severally, shall fully indemnify each of the Trustee and their officers, agents and employees and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including, without limitation, reasonable attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, and the Guarantors or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Company in writing promptly of any claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee or Agent for which it may seek indemnity; provided that the failure by the Trustee or Agent to so notify the Company shall not relieve the Company or the Guarantors of their obligations hereunder. In the event that a conflict of interest exists or potential harm to the Trustee’s business exists, the Trustee may have separate counsel, which counsel must be reasonably acceptable to the Company and the Company and the Guarantors, jointly and severally, shall pay the reasonable fees and expenses of such counsel.
     (c) Notwithstanding the foregoing, the Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own willful misconduct or negligence.
     (d) To secure the payment obligations of the Company in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee and such money or property held in trust to pay principal of and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.
     (e) The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be the liability of the Company and the lien provided for under this Section 7.06 and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture for any reason, including any termination or rejection hereof under any Bankruptcy Law.

     (f) In addition to, but without prejudice to its other rights under this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in clause (8) or (9) of Section 6.01 hereof occurs, the expenses (including the reasonable charges and expenses of its agents and counsel) and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
     (g) For purposes of this Section 7.06, the term “Trustee” shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights or any other Trustee hereunder.
     Section 7.07 Replacement of Trustee.
     (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.
     (b) The Trustee may resign, and be discharged from the trust hereby created, at any time by so notifying the Company in writing no later than 15 Business Days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with the Company’s written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:
     (1) the Trustee fails to comply with Section 7.09 hereof;
     (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief entered with respect to the Trustee under Bankruptcy Law;
     (3) a receiver or other public officer takes charge of the Trustee or its property; or
     (4) the Trustee otherwise becomes incapable of acting.
     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.
     (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition at the expense of the Company any court of competent jurisdiction, in the case of the Trustee, for the appointment of a successor Trustee.
     (e) If the Trustee fails to comply with Section 7.09 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to the lien and its rights under Section 7.06 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the lien and Company’s obligations under Section 7.06 hereof shall continue for the benefit of the retiring Trustee.

     Section 7.08 Successor Trustee by Consolidation, Merger, etc.
     Any Person into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any Person to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article 7. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture with respect to one or more series of Notes, any of such Notes shall have been authenticated but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 7.09 Eligibility; Disqualification.
     There will at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $100.0 million as set forth in the most recent applicable published annual report of condition.
ARTICLE 8
AMENDMENT, SUPPLEMENT AND WAIVER
     Section 8.01 Without Consent of Holders.
     Without the consent of any Holders, at any time and from time to time, the Company, the Guarantors and the Trustee may enter into one or more indentures supplemental to this Indenture and the Note Guarantees for any of the following purposes:
     (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in this Indenture and the Note Guarantees and in the Notes;
     (2) to secure the Notes, to add to the covenants of the Company for the benefit of the Holders of the Notes, or to surrender any right or power conferred upon the Company in this Indenture;
     (3) to add additional Events of Default;
     (4) to provide for uncertificated Notes in addition to or in place of the Physical Notes;
     (5) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;

     (6) to provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture;
     (7) to add a Guarantor or to release a Guarantor in accordance with the terms of this Indenture;
     (8) to cure or reform any ambiguity, defect, omission, mistake, manifest error or inconsistency or to conform this Indenture or the Notes to any provision of the “Description of Notes” set forth in the Offering Memorandum;
     (9) to comply with any requirements of the Commission with respect to the qualification of this Indenture under the Trust Indenture Act; or
     (10) to provide additional rights or benefits to the Holders or to make any change that does not adversely affect the rights of any Holder.
     Upon the written request of the Company accompanied by a board resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture and upon receipt by the Trustee of the documents described in Section 8.05 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.
     Section 8.02 With Consent of Holders.
     (a) With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes of a particular series, the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture with respect to the Notes of such series or of modifying in any manner the rights of the Holders of the Notes of such series under this Indenture, including the definitions therein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note of such series affected thereby:
     (1) change the Stated Maturity of any Note of such series or of any installment of interest on any Note of such series, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the Place of Payment where, or the coin or currency in which, any Note of such series or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes of such series may be subject to redemption or reduce the Redemption Price therefor;
     (2) reduce the percentage in aggregate principal amount of the outstanding Notes of such series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) with respect to the Notes of such series provided for in this Indenture;
     (3) modify the obligations of the Company to make a Change of Control Offer or an Asset Sale Offer with respect to the Notes of such series upon a Change of Control or Asset Sale, as the case may be, if such modification was done after the occurrence of such event;

     (4) modify or change any provision of this Indenture affecting the ranking of the Notes of such series or any Note Guarantee of the Notes of such series in a manner adverse to the Holders of the Notes of such series;
     (5) modify any of the provisions of this Indenture described in this Section 8.02(a) or provisions relating to waiver of defaults or certain covenants with respect to the Notes of such series, except to increase any such percentage required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or
     (6) release any Note Guarantees with respect to the Notes of such series required to be maintained under this Indenture (other than in accordance with the terms of this Indenture).
     (b) The Holders of not less than a majority in aggregate principal amount of the outstanding Notes of a particular series may on behalf of the Holders of all the Notes of such series waive any past Default with respect to the Notes of such series under this Indenture and its consequences, except a Default:
     (1) in any payment in respect of the principal of (or premium, if any) or interest on any Notes of such series (including any Note of such series which is required to have been purchased pursuant to a Change of Control Offer or Asset Sale Offer which has been made by the Company); or
     (2) in respect of a covenant or provision of this Indenture which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note of such series affected.
     (c) It is not necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
     (d) After an amendment that requires the consent of the Holders of the affected Notes becomes effective, the Company shall mail to each registered Holder of the affected Notes at such Holder’s address appearing in the security register a notice briefly describing such amendment. However, the failure to give such notice to all Holders of such Notes, or any defect therein, shall not impair or affect the validity of the amendment.
     (e) Upon the written request of the Company accompanied by a board resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.05 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.
     Section 8.03 Revocation and Effect of Consents.
     (a) After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.

However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective with respect to a particular series of Notes in accordance with its terms and thereafter binds every Holder of Notes of such series.
     (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding clause (a) of this Section 8.03, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.
     Section 8.04 Notation on or Exchange of Notes.
     If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
     Section 8.05 Trustee To Sign Amendments, etc.
     The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.02 hereof, that such amendment, supplement or waiver is authorized or permitted by this Indenture; provided, however, that, notwithstanding anything to the contrary in this Indenture (including, without limitation, Section 11.02 hereof), no Opinion of Counsel shall be required to add Note Guarantees (including, without limitation, pursuant to Section 4.15 hereof).
ARTICLE 9
SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE
     Section 9.01 Satisfaction and Discharge of Liability on Notes; Defeasance.
     (a) The Company may terminate its obligations and the obligations of the Guarantors with respect to the outstanding Notes of either series and the related Note Guarantees under this Indenture, except for those which expressly survive by the terms of this Indenture, when:
     (1) either:

     (A) all Notes of such series theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or
     (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes of such series, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or Redemption Date;
     (2) the Company has paid or caused to be paid all other sums then due and payable under this Indenture by the Company;
     (3) with respect to clause (1)(B) of Section 9.01(a) hereof, the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than a Default or Event of Default under this Indenture or a default or event of default under any such other instrument resulting from borrowing funds to be applied to make such deposit (and any similar concurrent deposit relating to other Debt) or the granting of Liens in connection therewith);
     (4) with respect to clause (1)(B) of Section 9.01(a) hereof, the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the applicable series of Notes at maturity or on the Redemption Date, as the case may be; and
     (5) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel satisfactory to the Trustee, each stating that all conditions precedent under this Indenture relating to the Discharge have been complied with.
     (b) The Company may elect, at its option, to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes of either series and the related Note Guarantees (“Legal Defeasance”). Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes of such series, except for:
     (1) the rights of Holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due;
     (2) the Company’s obligations with respect to such Notes concerning issuing temporary Notes under Section 2.11 hereof, registration of Notes under Section 2.04 hereof, mutilated, destroyed, lost or stolen Notes under Section 2.08 hereof, and the maintenance of an office or agency for payment under Section 2.04 hereof and money for security payments held in trust under Section 2.05 hereof;
     (3) the rights, powers, trust, duties, and immunities of the Trustee; and
     (4) clauses (a) and (b) of this Section 9.01.

     (c) In addition, the Company may elect, at its option, to have its obligations and the obligations of the Guarantors released with respect to Sections 4.03, 4.07 through 4.16, 4.18 and 5.01 hereof as they relate to either series of Notes (“Covenant Defeasance”). In the event Covenant Defeasance occurs, Sections 6.01(3), (4), (5), (6) and (7) hereof will no longer constitute Event of Defaults with respect to the applicable series of Notes.
     (d) If the Company exercises its Legal Defeasance option with respect to a particular series of Notes, payment of the Notes of such series may not be accelerated because of an Event of Default with respect thereto.
     (e) Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
     (f) Notwithstanding clauses (a) and (b) of this Section 9.01, the Company’s obligations in Sections 2.04, 2.06, 2.07, 2.08, 7.06, 9.05 and 9.06 hereof shall survive with respect to the Notes of a particular series until such time as the Notes of such series have been paid in full. Thereafter, the Company’s obligations in Sections 7.06, 9.05 and 9.06 hereof shall survive.
     Section 9.02 Conditions to Defeasance
     In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the outstanding Notes of either series:
     (a) the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (1) money in an amount, or (2) U.S. Government Obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (3) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on the Notes of such series on the Stated Maturity thereof or (if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the Redemption Date thereof, as the case may be, in accordance with the terms of this Indenture and the Notes of such series;
     (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel satisfactory to the Trustee stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case (1) or (2) to the effect that, and based thereon such opinion shall confirm that, the Holders of the Notes of such series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and Legal Defeasance to be effected with respect to the Notes of such series and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Legal Defeasance were not to occur;
     (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel satisfactory to the Trustee to the effect that the Holders of outstanding Notes of such series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to the Notes of such series and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur;
     (d) no Default or Event of Default with respect to the outstanding Notes of such series shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Debt) and the grant of any Lien to secure such borrowing);
     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Company is a party or by which the Company is bound (other than a default or event of default under any such other instrument resulting from borrowing funds to be applied to make the deposit under this Indenture in connection with the Legal Defeasance or Covenant Defeasance (and any similar concurrent deposit relating to other Debt) or the granting of Liens in connection therewith); and
     (f) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel satisfactory to the Trustee, each stating that all conditions precedent with respect to such Legal Defeasance or Covenant Defeasance have been complied with.
     Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) of this Section 9.02 with respect to a Legal Defeasance in respect of either series of Notes need not to be delivered if all Notes of such series not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable within one year at Stated Maturity or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.
Section 9.03 Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.
     (a) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to clause (a) of Section 9.02 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.
     (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to clause (a) of Section 9.02 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
     (c) Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a request of the Company any money or U.S. Government Obligations held by it as provided in clause (a) of Section 9.02 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     Section 9.04 Reinstatement.
     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
     Section 9.05 Moneys Held by Paying Agent.
     In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to clause (a) of Section 9.02 hereof, to the Company upon a request of the Company, and thereupon the Paying Agent shall be released from all further liability with respect to such moneys.
     Section 9.06 Moneys Held by Trustee
     Any moneys deposited with the Trustee or any Paying Agent or then held by the Company in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company upon a request of the Company, or if such moneys are then held by the Company in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof, and all liability of the Trustee or the Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or the Paying Agent, before being required to make any such repayment, may, at the expense of the Company either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the release of any money held in trust by the Company, Holders entitled to the money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another Person.
ARTICLE 10
GUARANTEES
     Section 10.01 Guarantee.
     (a) Each Guarantor, hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, that (i) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of any automatic stay provision of any Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03 hereof.
     Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.
     (b) Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Note Guarantee of such Guarantor shall not be discharged as to the Notes of either series, except by complete performance of the obligations contained in such Note, this Indenture and such Note Guarantee. Each Guarantor acknowledges that the Note Guarantee is a guarantee of payment and not of collection. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Note Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.
     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Note Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article 10, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of the Note Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Note Guarantee of such Guarantor.
     (d) Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the

Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     (e) To evidence its Note Guarantee, each Guarantor hereby agrees that a Notation of Guarantee substantially in the form attached as Exhibit F hereto will be endorsed by an officer of such Guarantor on each Note authenticated and delivered to the Trustee and that this Indenture or a supplemental indenture to this Indenture will be executed on behalf of such Guarantor by one of its officers. Each Guarantor hereby agrees that its Note Guarantee will remain in full force and effect notwithstanding any failure to endorse on each Note a Notation of Guarantee. The delivery of any Note by the Trustee, after the authentication thereof hereunder, will be deemed to constitute due delivery of the Notation of Guarantee set forth in this Indenture by the Guarantors. If an officer whose signature is on this Indenture or on the Notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Notation of Guarantee is endorsed, the Notation of Guarantee will be valid nevertheless.
     Section 10.02 Severability.
     In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 10.03 Limitation of Liability.
     Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to this Article 10, result in the obligations of such Guarantor under its Note Guarantee constituting such fraudulent transfer or conveyance.
     Section 10.04 Contribution.
     In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor under a Note Guarantee, such Guarantor will be entitled to a contribution from any other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP.

     Section 10.05 Subrogation.
     Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01 hereof; provided, however, that if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.
     Section 10.06 Reinstatement.
     Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Note Guarantee provided for in Section 10.01 hereof shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any Guarantor.
     Section 10.07 Release of a Guarantor
     The Note Guarantee of a Guarantor with respect to a series of Notes will terminate and be discharged and of no further force and effect and the applicable Guarantor will be automatically and unconditionally released from all of its obligations thereunder:
     (1) concurrently with any direct or indirect sale or other disposition (including by way of consolidation, merger or otherwise) of the Guarantor or the sale or disposition (including by way of consolidation, merger or otherwise) of all or substantially all the assets of the Guarantor (other than to the Company or a Restricted Subsidiary) as permitted by this Indenture;
     (2) upon the designation in accordance with this Indenture of the Guarantor as an Unrestricted Subsidiary;
     (3) at any time that such Guarantor is released from all of its obligations (other than contingent indemnification obligations that may survive such release) under all of its Guarantees of all Debt of the Company under the Credit Facilities except a discharge by or as a result of payment under such Note Guarantee;
     (4) upon the merger or consolidation of any Guarantor with and into the Company or a Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Guarantor following or contemporaneously with the transfer of all of its assets to the Company or a Restricted Subsidiary, all in accordance with the provisions of this Indenture;
     (5) upon the Legal Defeasance or discharge of the Notes of such series, as provided in this Indenture or upon satisfaction and discharge of this Indenture; or
     (6) upon the prior consent of the Holders of all the Notes of such series then outstanding.
     Section 10.08 Benefits Acknowledged
     Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its respective Note Guarantee and waiver pursuant to its respective Note Guarantee is knowingly made in contemplation of such benefits.

ARTICLE 11
MISCELLANEOUS
     Section 11.01 Notices.
     Except for notice or communications to Holders, any notice or communication shall be given in writing and is duly given when received if delivered in person, when receipt is acknowledged if sent by facsimile, on the next Business Day if timely delivered by a nationally recognized courier service that guarantees overnight delivery or two Business Days after deposit if mailed by first-class mail, postage prepaid, addressed as follows:
If to the Company and/or any Guarantor:
Fidelity National Information Services, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Attn: Treasurer
Fax: (904) 357-1290
Email: kirk.larsen@fisglobal.com
With a copy (which shall not constitute notice) to:
Fidelity National Information Services, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Attn: Chief Legal Officer
Fax: (904) 357-1005
Email: mgravelle@fnf.com
and to:
Nelson Mullins Riley & Scarborough LLP
100 North Tryon St., Suite 4200
Charlotte, North Carolina 28202
Attn: Francis C. Pray, Jr.
Fax: (704) 417-3221
Email: frank.pray@nelsonmullins.com
If to the Trustee:
The Bank of New York Mellon Trust Company, N.A.
10161 Centurion Parkway
Jacksonville, Florida 32256
Attn: Christie Leppert, Vice President
Fax: (904) 645-1921
Email: christie.leppert@bnymellon.com
     Such notices or communications shall be effective when actually received and shall be sufficiently given if so given within the time prescribed in this Indenture.

     The Company and Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.
     The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by email, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions, provided that such reliance was in good faith. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and all the risk of interception and misuse by third parties.
     Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.
     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.
     If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.
     In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.
     Section 11.02 Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the authentication and delivery of the Initial Notes), if so requested by the Trustee, the Company shall furnish to the Trustee:
     (1) an Officers’ Certificate (which must include the statements set forth in Section 11.03 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel (which must include the statements set forth in Section 11.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Section 11.03 Statements Required in Certificate and Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
     Section 11.04 Rules by Trustee and Agents.
     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
     Section 11.05 No Personal Liability of Directors, Officers, Employees and Stockholders.
     No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes, any Note Guarantee or this Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and Note Guarantees.
     Section 11.06 Governing Law; Waiver of Jury Trial.
     THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, OR IN CONNECTION WITH THIS INDENTURE.
     Section 11.07 No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     Section 11.08 Successors.
     All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.07 hereof.

     Section 11.09 Separability.
     In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
     Section 11.10 Counterpart Originals.
     The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
     Section 11.11 Table of Contents, Headings, etc.
     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
[Signatures on following page]

     IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
By:	/s/ Kirk Larsen
	Name:	Kirk Larsen
	Title:	Senior Vice President and Treasurer

ADMINISOURCE COMMUNICATIONS, INC.
ADVANCED FINANCIAL SOLUTIONS, INC.
ANALYTIC RESEARCH TECHNOLOGIES, INC.
ASSET EXCHANGE, INC.
ATM MANAGEMENT SERVICES, INC.
AURUM TECHNOLOGY, LLC
BENSOFT, INCORPORATED
CARD BRAZIL HOLDINGS, INC.
CHEX SYSTEMS, INC.
DELMARVA BANK DATA PROCESSING CENTER, LLC
EFD ASIA, INC.
EFUNDS CORPORATION
EFUNDS GLOBAL HOLDINGS CORPORATION EFUNDS IT SOLUTIONS GROUP, INC.
ENDPOINT EXCHANGE LLC
FIDELITY INFORMATION SERVICES
INTERNATIONAL HOLDINGS, INC.
FIDELITY INFORMATION SERVICES INTERNATIONAL, LTD.
FIDELITY INFORMATION SERVICES, INC.
FIDELITY INTERNATIONAL RESOURCE MANAGEMENT, INC.
FIDELITY NATIONAL ASIA PACIFIC HOLDINGS, LLC
FIDELITY NATIONAL CARD SERVICES, INC.
FIDELITY NATIONAL E-BANKING SERVICES, INC.
FIDELITY NATIONAL FIRST BANKCARD SYSTEMS, INC.
FIDELITY NATIONAL GLOBAL CARD SERVICES, INC.
FIDELITY NATIONAL INFORMATION SERVICES, LLC

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.
FIDELITY OUTSOURCING SERVICES, INC.
FIS CORE PROCESSING SERVICES, LLC
FIS ITEM PROCESSING SERVICES, LLC
FIS MANAGEMENT SERVICES, LLC
FIS OUTPUT SOLUTIONS, LLC
GHR SYSTEMS, INC.
INTERCEPT, INC.
KIRCHMAN COMPANY LLC
KIRCHMAN CORPORATION
LINK2GOV CORP.
MBI BENEFITS, INC.
METAVANTE ACQUISITION COMPANY II LLC
METAVANTE CORPORATION
METAVANTE HOLDINGS, LLC
METAVANTE OPERATIONS RESOURCES CORPORATION
NEVER COMPROMISE, LLC
NYCE PAYMENTS NETWORK, LLC
PAYMENT SOUTH AMERICA HOLDINGS, INC.
PENLEY, INC.
PRIME ASSOCIATES, INC.
SANCHEZ COMPUTER ASSOCIATES, LLC
SANCHEZ SOFTWARE, LTD.
SECOND FOUNDATION, INC.
TREEV LLC
VALUTEC CARD SOLUTIONS, LLC
VECTORSGI, INC.
VICOR, INC.
WCS ADMINISTRATIVE SERVICES, INC.
WILDCARD SYSTEMS, INC.,
as Guarantors

By:	/s/ Kirk Larsen
	Name:	Kirk Larsen
	Title:	Senior Vice President and Treasurer

CERTEGY CHECK SERVICES, INC.
CERTEGY PAYMENT RECOVERY SERVICES, INC.
CHEX SYSTEMS COLLECTION AGENCY, INC.
CLEARCOMMERCE CORPORATION
DEPOSIT PAYMENT PROTECTION SERVICES, INC.
FIDELITY NATIONAL PAYMENT SERVICES, INC.
FIDELITY NATIONAL TRANSACTION SERVICES, INC.,
FIS CAPITAL LEASING, INC.
FIS CAPITAL, LLC,
METAVANTE PAYMENT SERVICES AZ CORPORATION
METAVANTE PAYMENT SERVICES, LLC,
as Guarantors

By:	/s/ Kirk Larsen
	Name:	Kirk Larsen
	Title:	Authorized Signatory

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Christie Leppert
	Name:	Christie Leppert
	Title:	Vice President

EXHIBIT A-1
CUSIP No.
FIDELITY NATIONAL INFORMATION SERVICES, INC.

No.	$
7.625% SENIOR NOTE DUE 2017
     FIDELITY NATIONAL INFORMATION SERVICES, INC., a Georgia corporation, as issuer (the “Company”), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of                                          on July 15, 2017.
     Interest Payment Dates: January 15 and July 15.
     Record Dates: January 1 and July 1.
     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

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     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
By:
	Name:	Kirk Larsen
	Title:	Senior Vice President and Treasurer

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Certificate of Authentication
     This is one of the 7.625% Senior Notes due 2017 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

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[FORM OF REVERSE OF NOTE]
FIDELITY NATIONAL INFORMATION SERVICES, INC.
7.625% SENIOR NOTE DUE 2017
     1. Interest. FIDELITY NATIONAL INFORMATION SERVICES, INC., a Georgia corporation, as issuer (the “Company”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 7.625% per annum. Interest on the 7.625% Senior Notes due 2017 (the “Notes”) will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including July 16, 2010 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each January 15 and July 15, commencing on January 15, 2011. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.
     2. Method of Payment. The Company will pay interest to those persons who were holders of record on the January 1 and July 1, as the case may be, immediately preceding each Interest Payment Date. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Principal of and premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company maintained for such purposes, which, initially, will be the Corporate Trust Office of the Trustee in New York, New York; provided, however, that payment of interest with respect to the Notes may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register or in accordance with the procedures of The Depository Trust Company for global book-entry Notes.
     3. Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
     4. Indenture. The Company issued the Notes under an Indenture dated as of July 16, 2010 (the “Indenture”) among the Company, the Guarantors and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of them. Capitalized and certain other terms used and not otherwise defined herein have the meanings set forth in the Indenture.
     5. Make-Whole Redemption of Notes. The Notes may be redeemed, in whole or in part, at any time and on one or more occasions prior to July 15, 2013, at the option of the Company upon not less than 30 (or such shorter period as is acceptable to the Trustee) nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address or sent in accordance with the

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procedures of The Depository Trust Company for Global Notes, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).
     6. Optional Redemption. In addition, the Notes may be redeemed, in whole or in part, at any time and on one or more occasions on or after July 15, 2013, at the option of the Company upon not less than 30 (or such shorter period as is acceptable to the Trustee) nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning on July 15 of the years indicated:

Year	Redemption Price
2013	105.719%
2014	103.813%
2015	101.906%
2016	100.000%
     “Applicable Premium” means, with respect to any Note on any applicable Redemption Date, the greater of:
     (1) 1% of the then outstanding principal amount of the Note; and
     (2) the excess of:
          (A) the present value at such Redemption Date of (i) the Redemption Price of the Note at July 15, 2013 (such Redemption Price being set forth in the table above) plus (ii) all required interest payments due on the Note through July 15, 2013 (excluding accrued but unpaid interest), computed using a discount rate equal to the applicable Treasury Rate as of such Redemption Date plus 50 basis points; over
          (B) the then outstanding principal amount of the Note.
     “Treasury Rate” means, as of the applicable Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to July 15, 2013; provided, however, that if the period from such Redemption Date to July 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
     7. Redemption of Notes with Net Proceeds of Qualified Equity Offerings. Prior to July 15, 2013, the Company may, with the net proceeds of one or more Qualified Equity Offerings, redeem

A-1-5

up to 35% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a Redemption Price equal to 107.625% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company or its Subsidiaries) and that any such redemption occurs within 120 days following the closing of any such Qualified Equity Offering.
     “Qualified Equity Offering” means (i) an underwritten public equity offering of Qualified Capital Interests pursuant to an effective registration statement under the Securities Act yielding gross proceeds to either of the Company, or any direct or indirect parent company of the Company, of at least $200 million or (ii) a private equity offering of Qualified Capital Interests of the Company, or any direct or indirect parent company of the Company other than (x) any such public or private sale to an entity that is an Affiliate of the Company and (y) any public offerings registered on Form S-8; provided that, in the case of an offering or sale by a direct or indirect parent company of the Company, such parent company contributes to the capital of the Company the portion of the net cash proceeds of such offering or sale necessary to pay the aggregate Redemption Price (plus accrued interest to the Redemption Date) of the Notes to be redeemed pursuant to clause (a)(3) of Section 3.07 of the Indenture.
     8. Redemption Procedures. If less than all of the Notes are to be redeemed, the Trustee will select the Notes or portions thereof in authorized denominations to be redeemed by lot, pro rata or by any other method customarily authorized by the clearing systems (subject to The Depository Trust Company, Euroclear and/or Clearstream procedures, as applicable). No Notes of $2,000 or less shall be redeemed in part and no redemption shall result in a Holder holding a Note of less than $2,000. For all purposes of the Indenture unless the context otherwise requires, provisions of the Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
     9. Notice of Redemption. Notices of redemption will be sent electronically to The Depository Trust Company, in the case of Global Notes, or will be mailed by first-class mail, in the case of Physical Notes (and, to the extent permitted by applicable procedures or regulations, electronically) at least 30 days (or such shorter period as is acceptable to the Trustee) before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed.
     10. Denominations, Transfer, Exchange. The Notes shall be issuable only in fully registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture.
     11. Persons Deemed Owners. The Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of a Global Note for all purposes whatsoever.

A-1-6

     12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request or, if such money is then held by the Company in trust, such money shall be released from such trust. After that, Holders entitled to the money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another Person.
     13. Amendment, Supplement, Waiver, Etc. Without the consent of any Holders, at any time and from time to time, the Company, the Guarantors and the Trustee may enter into one or more Indentures supplemental to the Indenture and the Note Guarantees to, among other things, cure or reform any ambiguity, defect, omission, mistake, manifest error or inconsistency or to conform the Indenture or the Notes to any provision of the “Description of Notes” contained in the Offering Memorandum and to provide additional rights or benefits to the Holders or to make any change that does not adversely affect the rights of any Holder. With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture to make other amendments or modifications, subject to certain exceptions requiring the consent of the Holder of each outstanding Note affected thereby.
     14. Purchase of Notes Upon a Change of Control. If a Change of Control occurs, unless the Company has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes pursuant to Section 3.07 of the Indenture, the Company will make a written offer to purchase all of the Notes pursuant to a Change of Control Offer at a Change of Control Purchase Price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date.
     15. Successor Entity. When a successor entity duly assumes all of the obligations and covenants of the Company pursuant to the Indenture and the Notes, except in the case of a lease, the predecessor entity shall be relieved of all such obligations.
     16. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default with respect to the Notes (other than an Event of Default described in clause (8) or (9) of Section 6.01 of the Indenture with respect to the Company) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes may declare to be immediately due and payable the principal of the Notes and any accrued interest on the Notes to be due and payable immediately. If an Event of Default described in clause (8) or (9) of Section 6.01 of the Indenture occurs with respect to the Company, the principal amount of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to the Trustee. Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of the Indenture), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

A-1-7

     17. Trustee Dealings with Company. The Trustee or its Affiliates in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company or any Affiliate thereof with the same rights it would have if it were not Trustee.
     18. No Recourse Against Others. No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes, any Note Guarantee or this Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and Note Guarantees.
     19. Discharge. The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment or cancellation of all the Notes or upon the irrevocable deposit with the Trustee of funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or Redemption Date.
     20. Guarantees. The Company’s obligations under the Notes are jointly and severally, fully and unconditionally guaranteed, to the extent set forth in the Indenture, by each of the Guarantors.
     21. Covenant Termination Event. In the event of the occurrence of a Covenant Termination Event, as defined in the Indenture, the Company and its Restricted Subsidiaries will no longer be subject to Sections 4.07, 4.08, 4.09, 4.10 and 4.11 of the Indenture with respect to the Notes.
     22. Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.
     23. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     24. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common),
CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

A-1-8

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Fidelity National Information Services, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Attn: Treasurer
Fax: (904) 357-1290
Email: kirk.larsen@fisglobal.com

With a copy (which shall not constitute notice) to:

Fidelity National Information Services, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Attn: Chief Legal Officer
Fax: (904) 357-1005
Email: mgravelle@fnf.com

and to:

Nelson Mullins Riley & Scarborough LLP
100 North Tryon St., Suite 4200
Charlotte, North Carolina 28202
Attn: Francis C. Pray, Jr.
Fax: (704) 417-3221
Email: frank.pray@nelsonmullins.com

A-1-9

ASSIGNMENT
     I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
     and irrevocably appoint:
     as Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:
SIGNATURE GUARANTEE
          Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-10

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED SECURITIES
This certificate relates to $                     principal amount of Notes held in definitive form by the undersigned.
The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.
In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

☐	(1)	to the Company; or

☐	(2)	to the Registrar for registration in the name of the Holder, without transfer; or

☐	(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	(4)	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

☐	(5)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐	(6)	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

A-1-11

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature
Signature Guarantee:

Date:

	Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee
TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.
     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

	NOTICE:	To be executed by an executive officer

A-1-12

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 (Change of Control) of the Indenture, check the box:

☐
Change of Control

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.13 of the Indenture, state the principal amount (in denominations of $2,000 and integral multiples of $1,000):
$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature	Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

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[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

	Amount of	Amount of	Principal Amount	Signature of
	decrease in	increase in	of this Global	authorized
	Principal Amount	Principal Amount	Note following	signatory
	of this Global	of this Global	such decrease or	of Trustee or
Date of Exchange	Note	Note	increase	Notes Custodian

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EXHIBIT A-2
CUSIP No.
FIDELITY NATIONAL INFORMATION SERVICES, INC.

No.	$
7.875% SENIOR NOTE DUE 2020
     FIDELITY NATIONAL INFORMATION SERVICES, INC., a Georgia corporation, as issuer (the “Company”), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of                                on July 15, 2020.
     Interest Payment Dates: January 15 and July 15.
     Record Dates: January 1 and July 1.
     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

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     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
By:
	Name:	Kirk Larsen
	Title:	Senior Vice President and Treasurer

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Certificate of Authentication
     This is one of the 7.875% Senior Notes due 2020 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Authorized Signatory

Dated:

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[FORM OF REVERSE OF NOTE]
FIDELITY NATIONAL INFORMATION SERVICES, INC.
7.875% SENIOR NOTE DUE 2020
     1. Interest. FIDELITY NATIONAL INFORMATION SERVICES, INC., a Georgia corporation, as issuer (the “Company”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 7.875% per annum. Interest on the 7.875% Senior Notes due 2020 (the “Notes”) will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including July 16, 2010 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each January 15 and July 15, commencing on January 15, 2011. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.
     2. Method of Payment. The Company will pay interest to those persons who were holders of record on the January 1 and July 1, as the case may be, immediately preceding each Interest Payment Date. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Principal of and premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company maintained for such purposes, which, initially, will be the Corporate Trust Office of the Trustee in New York, New York; provided, however, that payment of interest with respect to the Notes may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register or in accordance with the procedures of The Depository Trust Company for global book-entry Notes.
     3. Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
     4. Indenture. The Company issued the Notes under an Indenture dated as of July 16, 2010 (the “Indenture”) among the Company, the Guarantors and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of them. Capitalized and certain other terms used and not otherwise defined herein have the meanings set forth in the Indenture.
     5. Make-Whole Redemption of Notes. The Notes may be redeemed, in whole or in part, at any time and on one or more occasions prior to July 15, 2014, at the option of the Company upon not less than 30 (or such shorter period as is acceptable to the Trustee) nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address or sent in accordance with the procedures of The Depository Trust Company for Global Notes, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued

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and unpaid interest, if any, to, the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).
     6. Optional Redemption. In addition, the Notes may be redeemed, in whole or in part, at any time and on one or more occasions on or after July 15, 2014, at the option of the Company upon not less than 30 (or such shorter period as is acceptable to the Trustee) nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning on July 15 of the years indicated:

Year	Redemption Price
2014	105.906%
2015	103.938%
2016	101.969%
2017 and thereafter	100.000%
     “Applicable Premium” means, with respect to any Note on any applicable Redemption Date, the greater of:
(3) 1% of the then outstanding principal amount of the Note; and
(4) the excess of:
          (A) the present value at such Redemption Date of (i) the Redemption Price of the Note at July 15, 2014 (such Redemption Price being set forth in the table above) plus (ii) all required interest payments due on the Note through July 15, 2014 (excluding accrued but unpaid interest), computed using a discount rate equal to the applicable Treasury Rate as of such Redemption Date plus 50 basis points; over
          (B) the then outstanding principal amount of the Note.
     “Treasury Rate” means, as of the applicable Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to July 15, 2014; provided, however, that if the period from such Redemption Date to July 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
     7. Redemption of Notes with Net Proceeds of Qualified Equity Offerings. Prior to July 15, 2013, the Company may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a Redemption Price equal to 107.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the

A-2-5

Company or its Subsidiaries) and that any such redemption occurs within 120 days following the closing of any such Qualified Equity Offering.
     “Qualified Equity Offering” means (i) an underwritten public equity offering of Qualified Capital Interests pursuant to an effective registration statement under the Securities Act yielding gross proceeds to either of the Company, or any direct or indirect parent company of the Company, of at least $200 million or (ii) a private equity offering of Qualified Capital Interests of the Company, or any direct or indirect parent company of the Company other than (x) any such public or private sale to an entity that is an Affiliate of the Company and (y) any public offerings registered on Form S-8; provided that, in the case of an offering or sale by a direct or indirect parent company of the Company, such parent company contributes to the capital of the Company the portion of the net cash proceeds of such offering or sale necessary to pay the aggregate Redemption Price (plus accrued interest to the Redemption Date) of the Notes to be redeemed pursuant to clause (b)(3) Section 3.07 of the Indenture.
     8. Redemption Procedures. If less than all of the Notes are to be redeemed, the Trustee will select the Notes or portions thereof in authorized denominations to be redeemed by lot, pro rata or by any other method customarily authorized by the clearing systems (subject to The Depository Trust Company, Euroclear and/or Clearstream procedures, as applicable). No Notes of $2,000 or less shall be redeemed in part and no redemption shall result in a Holder holding a Note of less than $2,000. For all purposes of the Indenture unless the context otherwise requires, provisions of the Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
     9. Notice of Redemption. Notices of redemption will be sent electronically to The Depository Trust Company, in the case of Global Notes, or will be mailed by first-class mail, in the case of certificated Notes (and, to the extent permitted by applicable procedures or regulations, electronically) at least 30 days (or such shorter period as is acceptable to the Trustee) before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed.
     10. Denominations, Transfer, Exchange. The Notes shall be issuable only in fully registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture.
     11. Persons Deemed Owners. The Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of a Global Note for all purposes whatsoever.
     12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request or, if such money is then held by the Company in trust, such money shall be released from such trust. After that, Holders entitled to the money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another Person.
     13. Amendment, Supplement, Waiver, Etc. Without the consent of any Holders, at any time and from time to time, the Company, the Guarantors and the Trustee may enter into one or more Indentures supplemental to the Indenture and the Note Guarantees to, among other things, cure or reform any ambiguity, defect, omission, mistake, manifest error or inconsistency or to conform the

A-2-6

Indenture or the Notes to any provision of the “Description of Notes” contained in the Offering Memorandum and to provide additional rights or benefits to the Holders or to make any change that does not adversely affect the rights of any Holder. With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture to make other amendments or modifications, subject to certain exceptions requiring the consent of the Holder of each outstanding Note affected thereby.
     14. Purchase of Notes Upon a Change of Control. If a Change of Control occurs, unless the Company has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes pursuant to Section 3.07 of the Indenture, the Company will make a written offer to purchase all of the Notes pursuant to a Change of Control Offer at a Change of Control Purchase Price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date.
     15. Successor Entity. When a successor entity duly assumes all of the obligations and covenants of the Company pursuant to the Indenture and the Notes, except in the case of a lease, the predecessor entity shall be relieved of all such obligations.
     16. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default with respect to the Notes (other than an Event of Default described in clause (8) or (9) of Section 6.01 of the Indenture with respect to the Company) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes may declare to be immediately due and payable the principal of the Notes and any accrued interest on the Notes to be due and payable immediately. If an Event of Default described in clause (8) or (9) of Section 6.01 of the Indenture occurs with respect to the Company, the principal amount of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to the Trustee. Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of the Indenture), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.
     17. Trustee Dealings with Company. The Trustee or its Affiliates in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company or any Affiliate thereof with the same rights it would have if it were not Trustee.
     18. No Recourse Against Others. No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes, any Note Guarantee or this Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and Note Guarantees.

A-2-7

     19. Discharge. The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment or cancellation of all the Notes or upon the irrevocable deposit with the Trustee of funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or Redemption Date.
     20. Guarantees. The Company’s obligations under the Notes are jointly and severally, fully and unconditionally guaranteed, to the extent set forth in the Indenture, by each of the Guarantors.
     21. Covenant Termination Event. In the event of the occurrence of a Covenant Termination Event, as defined in the Indenture, the Company and its Restricted Subsidiaries will no longer be subject to Sections 4.07, 4.08, 4.09, 4.10 and 4.11 of the Indenture with respect to the Notes.
     22. Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.
     23. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     24. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common),
CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Fidelity National Information Services, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Attn: Treasurer
Fax: (904) 357-1290
Email: kirk.larsen@fisglobal.com
With a copy (which shall not constitute notice) to:
Fidelity National Information Services, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Attn: Chief Legal Officer
Fax: (904) 357-1005
Email: mgravelle@fnf.com

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and to:
Nelson Mullins Riley & Scarborough LLP
100 North Tryon St., Suite 4200
Charlotte, North Carolina 28202
Attn: Francis C. Pray, Jr.
Fax: (704) 417-3221
Email: frank.pray@nelsonmullins.com

A-2-9

ASSIGNMENT
     I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
     and irrevocably appoint:
     as Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:
SIGNATURE GUARANTEE
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-2-10

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED SECURITIES
This certificate relates to $                principal amount of Notes held in definitive form by the undersigned.
The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.
In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

☐	(1)	to the Company; or

☐	(2)	to the Registrar for registration in the name of the Holder, without transfer; or

☐	(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	(4)
inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

☐	(5)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐	(6)	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

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Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Signature Guarantee:		Your Signature

Date:

	Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee
TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.
     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

	NOTICE:	To be executed by an executive officer

A-2-12

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 (Change of Control) of the Indenture, check the box:

☐
Change of Control
     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.13 of the Indenture, state the principal amount (in denominations of $2,000 and integral multiples of $1,000):
$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature	Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

A-2-13

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

	Amount of	Amount of	Principal Amount	Signature of
	decrease in	increase in	of this Global	authorized
	Principal Amount	Principal Amount	Note following	signatory
	of this Global	of this Global	such decrease or	of Trustee or
Date of Exchange	Note	Note	increase	Notes Custodian

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EXHIBIT B
[FORM OF LEGEND FOR RULE 144A NOTE]

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY
ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED
STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE
SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED,
ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH
REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF
THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER OF THE
SECURITY EVIDENCED HEREBY MAY BE RELYING ON THE EXEMPTION FROM THE
PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A
THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR
THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD,
PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) IN THE UNITED STATES TO A
PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL
BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), PURCHASING FOR
ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER,
IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE
SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN AN
OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904
OF REGULATION S UNDER THE SECURITIES ACT (AND BASED UPON AN OPINION OF
COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS),
(c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT
PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (d) IN ACCORDANCE WITH
ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE
COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT
TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN
EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY
STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION AND
(B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY
ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE
RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE
MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR
RESALE OF THE SECURITY EVIDENCED HEREBY.”

[FORM OF ASSIGNMENT FOR RULE 144A NOTE]
     I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
     and irrevocably appoint:
     as Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.
[Check One]
     ☐ (a) This Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.
     or
     ☐ (b) This Note is being transferred other than in accordance with clause (a) above and documents are being furnished to the Registrar which comply with the conditions of transfer set forth in this Note and the Indenture.
     If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED
     The transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended, and, accordingly, the transferor hereby further certifies that the beneficial interest or certificated Note is being transferred to a Person that the transferor reasonably believed and believes is purchasing the beneficial interest or certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such transfer is in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Note will be subject to the restrictions on transfer enumerated on the Rule 144A Notes and/or the certificated Note and in the Indenture and the Securities Act.

Dated:

	NOTICE:	To be executed by an executive officer

EXHIBIT C
[FORM OF LEGEND FOR REGULATION S NOTE]

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY
ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED
STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE
SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED,
ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH
REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF
THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER OF THE
SECURITY EVIDENCED HEREBY MAY BE RELYING ON THE EXEMPTION FROM THE
PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A
THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR
THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD,
PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) IN THE UNITED STATES TO A
PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL
BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), PURCHASING FOR
ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER,
IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE
SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN AN
OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904
OF REGULATION S UNDER THE SECURITIES ACT (AND BASED UPON AN OPINION OF
COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS),
(c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT
PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (d) IN ACCORDANCE WITH
ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE
COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT
TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN
EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY
STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION AND
(B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY
ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE
RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE
MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR
RESALE OF THE SECURITY EVIDENCED HEREBY.”

[FORM OF ASSIGNMENT FOR REGULATION S NOTE]
     I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
     and irrevocably appoint:
     as Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.
[Check One]
     ☐ (a) This Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder.
     or
     ☐ (b) This Note is being transferred other than in accordance with clause (a) above and documents are being furnished to the Registrar which comply with the conditions of transfer set forth in this Note and the Indenture.
     If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED
     The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act of 1933, as amended, and, accordingly, the transferor hereby further certifies that (i) the transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the transferee was outside the United States or such transferor and any Person acting on its behalf reasonably believed and believes that the transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the restricted period under Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Note will be subject to the restrictions on transfer enumerated on the Regulation S Notes and/or the certificated Note and in the Indenture and the Securities Act.

Dated:

	NOTICE:	To be executed by an executive officer

EXHIBIT D
[FORM OF LEGEND FOR GLOBAL NOTE]
     Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (A NEW YORK CORPORATION) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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EXHIBIT E
Form of Certificate To Be Delivered
in Connection with Transfers
Pursuant to Regulation S

The Bank of New York Mellon Trust Company, N.A.
[	]
[	]
Attention: [	]
Re: Fidelity National Information Services, Inc., a Georgia corporation, as issuer (the “Company”), [7.625% Senior Notes due 2017 / 7.875% Senior Notes due 2020] (the “Notes”)
Dear Sirs:
     In connection with our proposed sale of $[          ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
(1) the offer of the Notes was not made to a U.S. person or to a person in the United States;
(2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;
(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S;
(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and
(5) we have advised the transferee of the transfer restrictions applicable to the Notes.
     You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with

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respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours, [Name of Transferee]
By:

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EXHIBIT F
[FORM OF NOTATION OF GUARANTEE]
     Each of the undersigned (collectively, the “Guarantors”) have guaranteed, jointly and severally, fully and unconditionally (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of and interest on the [7.625% Senior Notes due 2017 / 7.875% Senior Notes due 2020 ] (the “Notes”) issued by Fidelity National Information Services, Inc., a Georgia corporation (the “Company”), whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
     No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Guarantors, as such or in such capacity, shall have any personal liability for any obligations of the Guarantors under the Guarantees by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Guarantees.
     Each holder of a Note by accepting a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.
     Capitalized terms used herein without definition shall have the meanings assigned to them in the Notes.

F-1

     The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers.

[GUARANTORS]
By:
Name:
Title:

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EXHIBIT G
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
     Supplemental Indenture (this “Supplemental Indenture”), dated as of                     , among                           (the “Guaranteeing Subsidiary”), a subsidiary of Fidelity National Information Services, Inc., a Georgia corporation (or its permitted successor) (the “Company”), the Company and [          ], as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 16, 2010 providing for the issuance of [7.625% Senior Notes due 2017 / 7.875% Senior Notes due 2020] (the “Notes”);
     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall agree to guarantee the Notes on the terms and conditions set forth herein (the “Note Guarantee”); and
     WHEREAS, pursuant to Section 8.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof.
     3. No Recourse Against Others. No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Guarantors, as such or in such capacity, shall have any personal liability for any obligations of the Guarantors under the Guarantees by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Guarantees.
     4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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     6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
     Dated:                          ,

[Guaranteeing Subsidiary]
By:
Name:
Title:

FIDELITY NATIONAL INFORMATION SERVICES, INC.
By:
Name:
Title:

[Trustee], as Trustee
By:
Authorized Signatory

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